INFORMATION STATEMENT
Federal Home Loan Bank of New York
Capital Stock
The Date of this Information Statement is October 4, 2005.

INFORMATION STATEMENT
Federal Home Loan Bank of New York
Capital Stock
The Federal Home Loan Bank of New York (“Bank”) is offering shares of new Class B capital stock, par value $100 and redeemable upon five years notice (“Capital Stock”), to its members (“Members”) in connection with the implementation of a new capital structure for the Bank as mandated by the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), which amended the Federal Home Loan Bank Act (“Bank Act”). The shares will be issued pursuant to a capital plan (“Capital Plan”) of the Bank, the most recent edition of which was approved by the Bank’s regulator, the Federal Housing Finance Board (“Finance Board”), on June 8, 2005. The Bank is one of the twelve Federal Home Loan Banks (“FHLBanks”), which were created by Congress in 1932 to provide liquidity in the mortgage market and to promote homeownership in the United States. Members may wish to review and become familiar with the Bank Act, as amended by the GLB Act, and the related implementing regulations of the Finance Board, as they relate to the new capital structure of the Bank.
The Capital Stock of the Bank will be comprised of Membership Stock (referred to herein as “Subclass B1 Stock”) and Activity-Based Stock (referred to herein as “Subclass B2 Stock”).* Prior to the opening of business on December 1, 2005 (the “Effective Date” of the Capital Plan), the outstanding shares of existing capital stock of the Bank (“Bank Stock”), other than, in certain circumstances, the shares of Members that have opted out of the exchange process and shares owned by former Members of the Bank or their successors, shall automatically be exchanged for an equal number of shares of Capital Stock. Thereafter, the Bank may issue Capital Stock, comprised of Membership Stock or Activity-Based Stock or both, from time to time to new Members, current Members or, under certain circumstances, former Members or their successors in accordance with the Capital Plan, and as necessary to satisfy the Bank’s minimum capital requirements established by the GLB Act.
The shares of Capital Stock offered hereby will be issued at par value and will not trade in a market. Redemptions and repurchases of such stock by the Bank, and any transfers of such stock, must also be made at par value. For a discussion of the redemption, repurchase and transfer provisions relating to such stock, see the sections entitled “Transfers of Capital Stock”, “Redemptions of Stock” and “Repurchases of Stock” in “Description of Class B Stock”.
There are differences between the existing Bank Stock outstanding prior to the Effective Date of the Capital Plan and the new Capital Stock offered hereby. For a discussion of those differences, see “Statutory and Regulatory Capital Requirements” and “Description of Class B Stock — Material Differences Between Class B Stock and The Existing Capital Stock of the Bank”.

*The foregoing terms are intended solely as an aid to readers in understanding the Bank’s Capital Plan and in differentiating between the types of stock being created thereunder. The Capital Plan does not formally establish “subclasses” of Class B stock.

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IF A MEMBER DOES NOT OPT OUT OF THE CAPITAL EXCHANGE ON OR BEFORE THE “OPT-OUT DATE” OF MONDAY, NOVEMBER 21, 2005, THAT MEMBER’S OUTSTANDING SHARES OF EXISTING BANK STOCK WILL BE AUTOMATICALLY EXCHANGED FOR NEW CAPITAL STOCK REDEEMABLE, SUBJECT TO CERTAIN CONDITIONS, ONLY UPON FIVE YEARS’ NOTICE TO THE BANK.
IF A MEMBER DOES OPT OUT OF THE CAPITAL EXCHANGE AND WITHDRAWS FROM MEMBERSHIP, THAT MEMBER MAY NOT BE READMITTED TO MEMBERSHIP IN ANY FHLBANK FOR A PERIOD OF FIVE YEARS FROM THE DATE ON WHICH ITS MEMBERSHIP TERMINATED AND IT DIVESTED ALL SHARES OF BANK STOCK. A SAMPLE OPT-OUT NOTICE IS ATTACHED HERETO AS EXHIBIT A.
This Information Statement should be read in conjunction with the Bank’s Capital Plan and the Bank’s Form 10 (“Form 10”) filed with the U.S. Securities and Exchange Commission (“SEC”) on August 29, 2005 as well as any subsequent documents filed after that date with the SEC. (See the section entitled “Incorporation of Certain Documents by Reference.”) For the convenience of Members, a copy of the Form 10 is also enclosed herewith. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Capital Plan, which is attached hereto as Exhibit C.
The Capital Stock is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Capital Stock has not been approved or disapproved by the SEC, or any state securities commission, nor has the SEC, the Finance Board, or any state securities commission passed upon the adequacy or accuracy of this Information Statement. Any representation to the contrary is a criminal offense.
The United States Government does not guarantee payments due on funds invested in the stock or indebtedness of the Bank, any dividend payments on shares of Capital Stock, or the profitability of the Bank.
No person has been authorized to make representations or warranties, either express or implied, with respect to the Capital Stock, except the representations contained herein. Only information contained herein, or in documents incorporated herein by reference, may be relied upon by any Member as constituting representations of the Bank.
This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any of the Capital Stock in any jurisdiction in which such offer or solicitation would be unlawful.

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TABLE OF CONTENTS

I. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	5

II. AVAILABLE INFORMATION	6

III. INTRODUCTORY STATEMENT	7

IV. FORWARD-LOOKING STATEMENTS	16

V. CAPITALIZATION	18

A. Capital Requirements	18
1. Minimum Total Capital Ratio	18
2. Minimum Leverage Ratio	19
3. Risk-Based Capital	20
4. Pro Forma Capital Adequacy	21
B. Material Assumptions	21

VI. THE BUSINESS OF THE BANK	23

VII. FUNDING SOURCES	24

VIII. STATUTORY AND REGULATORY CAPITAL REQUIREMENTS	25

A. Pre-GLB Act — Prior Capital Structure	25
B. Post-GLB Act — New Capital Structure	25
1. General	25
2. Leverage-Related Capital Requirement	26
3. Risk-Based Capital Requirement	26

IX. DESCRIPTION OF THE BANK’S CAPITAL PLAN	27

A. Background	27
B. Development of the Bank’s Capital Plan	27
C. Exchange and Purchase of Capital Stock on the Effective Date	28
D. Opportunity to Opt Out of the Exchange	29
E. Member Election to Use the Installment Plan	30
F. Minimum Stock Investment Requirements	31
1. General	31
2. Membership Stock Purchase Requirement	31
3. Activity-Based Stock Purchase Requirement	31
4. Excess Stock Investment & Repurchase of Excess Stock by the Bank	32
5. Redemption of Capital Stock	32
6. Adjustments to Minimum Amount	32
G. Termination of Membership	33
1. Voluntary Withdrawal	33
2. Involuntary Terminations	34
3. Merger or Consolidation of Members with or into a Non-member	35
4. Relocation of a Member’s Principal Place of Business	35
5. Merger or Consolidation of Members with or into Another Member of the Bank	36
6. Restrictions on Readmission of Membership in an FHLBank	36

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H. Treatment of Outstanding Indebtedness of Terminated Member	36
1. Capital Stock Requirement	36
2. Liquidation of Indebtedness	37
I. Amendments to the Capital Plan	37
J. Notices to the Bank	37
K. Effect of the Capital Plan on Bank Governance	37

X. DESCRIPTION OF CLASS B STOCK	38

A. Par Value	38
B. Voting Rights — Election of Directors	38
C. Dividends	38
D. Retained Earnings	39
E. Rights in Case of Liquidation, Merger or Consolidation	39
F. Transfers of Capital Stock	39
G. Limitations on Issuance of Class B Stock	39
H. Redemptions of Stock	40
1. General	40
2. Redemption Notice	40
3. Cancellation of Redemption Notice	40
4. Limitations on Redemption	40
5. Pro Rata Allocation of Redemptions	41
I. Repurchases of Stock	42
1. Repurchases of Excess Membership Stock (Subclass B1 Stock)	42
2. Repurchases of Excess Activity-Based Stock (Subclass B2 Stock)	42
3. Identification of Repurchased Shares	42
4. Limitations on Repurchases of Class B Stock	42
J. Retention of Redemption or Repurchase Proceeds as Collateral	43
K. Material Differences Between Class B Stock and The Existing Capital Stock of the Bank	43

XI. RISK FACTORS AFFECTING THE BANK	45

XII. MATERIAL FEDERAL INCOME TAX IMPLICATIONS	46

A. Taxation of the Exchange	46
B. Taxation of Stock Redemptions and Repurchases	48
C. Share Identification	50
D. Future Distributions on the Class B Stock	51
1. Cash Distributions	51
2. Stock Distributions	51
E. Possible Characterization of the Class B Stock as “Section 306 stock”	53

XIII. ACCOUNTING CONSIDERATIONS	55

XIV. DIRECTORS AND EXECUTIVE OFFICERS INFORMATION	57

XV. FINANCIAL STATEMENTS	58

EXHIBIT A: SAMPLE OPT-OUT NOTICE	59

EXHIBIT B: SAMPLE INSTALLMENT PLAN NOTICE	60

EXHIBIT C: THE CAPITAL PLAN

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I. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Bank’s Form 10 is hereby incorporated by reference in this Information Statement. “Incorporation by reference” means that the information contained in the Form 10 is deemed to be included in this Information Statement. The information incorporated by reference is an integral part of this Information Statement and should be reviewed by Members in evaluating the Bank’s Capital Plan and in determining whether to opt out from the exchange of their existing Bank Stock.
Any statement contained in the Form 10 is deemed to be modified or superseded by any new or additional information contained in this Information Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.
Information contained in any subsequent amendments to the Bank’s Form 10 or any other reports filed with the SEC after the date of the Information Statement shall be deemed incorporated by reference into this Information Statement.

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II. AVAILABLE INFORMATION
A copy of the Capital Plan is attached to this Information Statement as Exhibit C. A copy of the Bank’s Form 10 as filed with the SEC on August 29, 2005 is also enclosed herewith. Additional copies of the Form 10, any amended versions of the Form 10 that may be produced and other information concerning the Bank may be obtained without charge from Ms. Barbara Sperrazza, Corporate Secretary, Federal Home Loan Bank of New York, 101 Park Avenue, New York, NY 10178-0599, telephone (212) 681-6000. The Form 10 and any amended versions of the Form 10 that may be produced can also be obtained by accessing the SEC’s website on the Internet at http://www.sec.gov/edgar.shtml

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III. INTRODUCTORY STATEMENT
This Information Statement is provided to furnish information in connection with the issuance of shares of Capital Stock of the Bank in connection with the implementation of its new capital structure as mandated by the GLB Act. The Capital Stock will be issued before the opening of business on the Effective Date of the Capital Plan, a copy of which is attached as Exhibit C.
The GLB Act imposes new minimum leverage and risk-based capital requirements on each of the twelve regional FHLBanks. The GLB Act further requires the FHLBanks to implement a new capital structure to replace the stock subscription structure that has been in effect since 1932. Under the new capital structure, the FHLBanks may issue Class A stock or Class B stock, or both, to their members. Such stock must be issued in amounts sufficient to enable the FHLBanks to satisfy their new minimum capital requirements.
The principal difference between Class A and Class B stock is that Class A stock is redeemable upon six months’ notice, whereas Class B stock is redeemable upon five years’ notice. Class B stock also has a higher weighting than Class A stock for purposes of calculating a FHLBank’s compliance with its minimum leverage requirement.
The Bank has determined that it will implement its new capital structure through the issuance of Class B stock, which in this Information Statement is referred to as “Capital Stock” or “Class B Stock.” Capital Stock will be issued by the Bank pursuant to its Capital Plan, the most recent edition of which was approved by the Finance Board on June 8, 2005. Each of the other regional FHLBanks was also required to implement a new capital structure pursuant to capital plans approved by the Finance Board.
Under the Bank’s Capital Plan, existing Bank Stock held by Members shall automatically be exchanged for an equal amount of Capital Stock, comprised of Membership Stock (referred to as Subclass B1 Stock) and Activity-Based Stock (referred to as Subclass B2 Stock), unless a Member files a written notice received by the Finance Board and the Bank by the “Opt-Out Date” to withdraw from membership in the Bank. Under the terms of the Bank’s Capital Plan, Members may opt out of the exchange 10 days before the Effective Date of the Capital Plan, and the Effective Date has been established as December 1, 2005. This makes the Opt-Out Date Monday, November 21, 2005. Therefore, written notice of the Member’s intent to withdraw from membership must be received by both the Finance Board and the Bank no later than Monday, November 21, 2005. The membership of an institution that files its notice to withdraw on or before the Opt-Out Date shall terminate on the Effective Date. A sample Opt-Out Notice is attached as Exhibit A.
Each Member is required to maintain a certain minimum investment in Capital Stock of the Bank. The minimum investment requirement is determined by a “membership” investment component and an “activity-based” investment component. Under the “membership” component, each Member is required to maintain a certain minimum investment in Subclass B1 Stock for as long as the institution remains a Member of the Bank. Under the “activity-based” component, each Member is required to purchase Subclass B2 Stock in proportion to the volume of certain transactions between the Member and the Bank. The Bank may adjust these

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investment requirements from time to time within the limits established in the Capital Plan. For a discussion of the minimum investment requirements initially established by the Bank, see “Description of the Bank’s Capital Plan — Minimum Stock Investment Requirements”.
Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Capital Plan.
The following summary contains selected information about the Capital Stock. It does not contain all of the information a Member should consider before determining whether to exchange its existing Bank Stock for Capital Stock or to opt out of the exchange and withdraw from membership. Members should refer to the remainder of this Information Statement and any incorporated documents for further information. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Capital Plan, which is attached to this Information Statement as Exhibit C.

Issuer	Federal Home Loan Bank of New York

Securities Offered
Shares of Subclass B1 and Subclass B2 Stock, par value $100 per share. Subclass B1 Stock is the stock required to be held by each Member to meet the Membership Stock Purchase Requirement established by the Bank as a condition of membership (“Membership Stock”). Subclass B2 Stock is the stock required to be held by each Member to meet the Activity-Based Stock Purchase Requirement established by the Bank for certain transactions with Members (“Activity-Based Stock”).

On the Effective Date, prior to the Bank opening for business, each Member that does not opt out of the exchange will have its existing Bank Stock, in an amount equal to the Member’s Membership Stock Purchase Requirement, exchanged for Subclass B1 Stock and such exchanged shares of Bank Stock will be retired. The Membership Stock Purchase Requirement on the Effective Date will be the greater of 0.20% of the Mortgage-related Assets held by the Member on December 31, 2004 or $1,000.

If a Member’s investment in Bank Stock on the Effective Date is less than the Membership Stock Purchase Requirement, and the Member has not previously notified the Bank of its election to meet its additional Membership Stock Purchase Requirement via the installment plan which is available to certain Members,

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the Bank will debit the Member’s Demand Deposit Account (“DDA Account”) in the amount sufficient to purchase any additional Subclass B1 Stock required.

If a Member’s existing balance of Bank Stock on the Effective Date exceeds the Member’s Membership Stock Purchase Requirement, the remaining balance of Bank Stock will be exchanged for Subclass B2 Stock and such exchanged shares of Bank Stock will be retired. If, after this exchange, the Member’s balance of Subclass B2 Stock is less than the Activity-Based Stock Purchase Requirement, and the Member has not previously notified the Bank by November 21, 2005 of its election to meet its additional Activity-Based Stock Purchase Requirement via the installment plan, the Bank will debit the Member’s DDA Account in the amount sufficient to purchase any additional Subclass B2 Stock required. The Activity-Based Stock Purchase Requirement on the Effective Date will be equal to 4.5% of: (i) the Member’s outstanding advances (calculated as of the Calculation Date); (ii) the outstanding principal balance of Acquired Member Assets originated for or sold to the Bank by a Member that remain on the Bank’s balance sheet (excluding Acquired Member Assets that are on the Bank’s balance sheet as of the Calculation Date); and (iii) the principal amount of delivery commitments issued to the Member by the Bank for Acquired Member Assets to be held on the Bank’s balance sheet.

If, following the exchange and after the close of business on the Effective Date, a Member holds shares of Subclass B2 Stock in excess of the Activity-Based Stock Purchase Requirement, such shares of Excess Stock will be repurchased by the Bank, subject to certain limitations described below. (See “Summary of Capital Stock — Repurchase of Excess Stock”.)

After the Effective Date, each Member will be required at all times to continue to own a sufficient amount of Subclass B1 Stock to comply with the Membership Stock Purchase Requirement and a sufficient amount of Subclass B2 Stock to comply with the Activity-Based Stock Purchase Requirement. Subclass B2 Stock that is Excess Stock will be repurchased by the

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Bank not less than monthly, subject to certain limitations. (See “Summary of Capital Stock — Repurchase of Excess Stock”.)

After the Effective Date, the Board of Directors of the Bank has the right to adjust the percentages and dollar amounts used to calculate the Membership Stock Purchase Requirement and the Activity-Based Stock Purchase Requirement within the ranges established by the Board of Directors; however, the Bank is unable to predict at this time whether there will be any changes to the Membership Stock Purchase Requirement and/or the Activity-Based Stock Purchase Requirement. (See “Summary of Capital Stock - Minimum Investment Requirements”.) Each Member is required to comply promptly with any adjustments in the minimum stock purchase requirements.

Dividends	The Board of Directors of the Bank may, but is not required to, declare noncumulative dividends in either cash, stock or a combination thereof, subject to the following limitations.

Dividends may be paid only in accordance with the Bank’s Retained Earnings and Dividend Policy, as such may be amended by the Bank’s Board of Directors from time to time. No dividends will be paid if: (i) the Bank’s capital position is below its Minimum Regulatory Capital Requirement; or (ii) the Bank’s capital position will be below its Minimum Regulatory Capital Requirement after paying the dividend. The Bank also will not pay dividends if any principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full or, under certain circumstances, if the Bank becomes a noncomplying FHLBank under Finance Board regulations as a result of its inability to comply with regulatory liquidity requirements or to satisfy its current obligations.

Redemption
A Member may request to have its Capital Stock redeemed at par value payable in cash five years after providing the Bank with written notice. At the expiration of the notice period, only Capital Stock that is Excess Stock shall be redeemed. A Member may

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voluntarily cancel a redemption request at any time prior to the expiration of the five-year notice period and a redemption request will be automatically cancelled within five days of the expiration of such notice period if the Member would fail to meet its Minimum Stock Investment Requirement following such redemption. The Member will be assessed a fee for the cancellation of any redemption request unless the Board of Directors of the Bank waives the fee in accordance with the standards set forth in the Capital Plan. The Bank has the right to repurchase Excess Stock that is subject to a redemption request prior to the expiration of the five-year notice period, but is under no obligation to do so. In no event may the Bank redeem any Capital Stock if: (i) following the redemption, the Bank would fail to meet any Minimum Regulatory Capital Requirement; (ii) following the redemption, the Member would fail to maintain its Minimum Stock Investment Requirement; (iii) the Finance Board or the Board of Directors of the Bank has determined that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges against the Bank’s capital and the Finance Board has not granted the Bank written permission to continue redemptions; (iv) the Board of Directors of the Bank suspends Capital Stock redemptions due to its reasonable belief that continued redemptions of Capital Stock would cause the Bank to fail to meet its Minimum Regulatory Capital Requirements, prevent the Bank from maintaining adequate capital against a potential risk that may not adequately be reflected in its Minimum Regulatory Capital Requirements, or otherwise prevent the Bank from operating in a safe and sound manner; (v) the principal or interest due on any consolidated obligation issued through the Office of Finance has not been paid in full; or (vi) under certain circumstances, the Bank becomes a noncomplying FHLBank under Finance Board regulations as a result of its inability to comply with regulatory liquidity requirements or to satisfy its current obligations.

Repurchase of Excess Stock
The Bank has the right, but not the obligation, to repurchase at par value Subclass B1 Stock that is not required to be held to meet a Member’s Membership Stock Purchase Requirement. After the close of

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business on the Effective Date and not less than monthly thereafter, the Bank will calculate and repurchase from each Member the amount of Subclass B2 Stock, if any, that exceeds the Member’s Activity-Based Stock Purchase Requirement. In no event may the Bank repurchase any Capital Stock if: (i) following the repurchase, the Bank would fail to meet any Minimum Capital Regulatory Requirement; (ii) following the repurchase, the Member would fail to maintain its Minimum Stock Investment Requirement; (iii) the Finance Board or the Board of Directors of the Bank has determined that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges against the Bank’s capital and the Finance Board has not granted the Bank written permission to continue repurchases; (iv) the Board of Directors of the Bank suspends Capital Stock redemptions, unless the Finance Board has granted written permission to the Bank to repurchase Capital Stock during the period in which the suspension is in effect; (v) the principal or interest due on any consolidated obligation issued through the Office of Finance has not been paid in full; or (vi) under certain circumstances, the Bank becomes a noncomplying FHLBank under Finance Board regulations as a result of its inability to comply with regulatory liquidity requirements or to satisfy its current obligations.

Liquidation Rights
In the event the Bank is liquidated, after payment of all creditors of the Bank, all shares of Capital Stock will be redeemed at par value, or if sufficient funds are not available to accomplish full redemption at par value, on a pro rata basis among all holders of Capital Stock. If there is a full redemption at par value, any remaining assets following the redemption will be distributed on a pro rata basis among all holders of Capital Stock. However, the Finance Board has authority to prescribe rules, regulations or orders governing the liquidation of a FHLBank that may modify, restrict or eliminate any of the rights set forth above.

Voting Rights for Election of Directors
Members have the right to elect the Bank’s Board of Directors who are not appointed by the Finance Board. For each directorship from a Member’s state that is to be filled in an election, the Member shall be entitled to

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cast one vote for each share of Capital Stock that the Member was required to hold as of the record date (December 31 of the year immediately preceding the election); except that, the number of votes that each Member may cast for each directorship shall not exceed the average number of shares of Capital Stock that were required to be held by all Members located in the Member’s state on the record date. There shall not be any voting preferences for any share of Capital Stock and a Member shall not be entitled to vote any Excess Stock in the election of directors. For the director elections to be held in 2005, the determination of the number of votes each Member is entitled to cast will be based on the amount of Bank Stock required to be held as of December 31, 2004, under the current capital structure. For the director elections to be held in 2006, the determination of the number of votes each Member is entitled to cast will be based on the amount of Capital Stock a Member is required to hold as of December 31, 2005, under the new capital structure.

Minimum Investment Requirements
Each Member is required to hold Capital Stock as a condition to both (i) becoming and remaining a Member of the Bank and (ii) engaging in certain transactions with the Bank. The Minimum Stock Investment Requirement in Capital Stock is the sum of the: (i) Membership Stock Purchase Requirement and (ii) Activity-Based Stock Purchase Requirement.

The Membership Stock Purchase Requirement is equal to the greater of $1,000 or a specified percentage within the range of 0.10% and 0.25% multiplied by the Member’s Mortgage-related Assets, as defined in the Capital Plan. At the Effective Date, the Membership Stock Purchase Requirement percentage will be 0.20% of the Member’s Mortgage-related Assets as of December 31, 2004. From time to time the Board of Directors of the Bank can adjust the specified percentage within the indicated range.

The Activity-Based Stock Purchase Requirement is equal to the sum of: (i) a specified percentage between 4.0% and 5.0% multiplied by the outstanding principal balance of advances to the Member; (ii) a specified

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percentage between 4.0% and 5.0% multiplied by the sum of the outstanding principal balance of Acquired Member Assets originated for or sold to the Bank by the Member that remain on the Bank’s balance sheet (excluding the outstanding principal balance of Acquired Member Assets that are on the Bank’s balance sheet as of the Calculation Date) and the principal amount of delivery commitments issued to the Member for Acquired Member Assets to be held on the Bank’s balance sheet; (iii) a specified dollar amount ranging between (a) zero and (b) the Bank’s Credit Risk Capital Requirement for certain off-balance sheet items; and (iv) a specified percentage within the range of 0% and 5.0% multiplied by the carrying value on the Bank’s balance sheet of derivatives contracts between the Member and the Bank. On the Effective Date, the specified percentages and dollar amount will be: (i) 4.5% for advances; (ii) 4.5% for Acquired Member Assets (except for Acquired Member Assets that are on the Bank’s balance sheet as of the Calculation Date) and delivery commitments for Acquired Member Assets; (iii) $0 for certain off-balance sheet items; and (iv) 0% for Derivative Contracts. From time to time the Board of Directors of the Bank can adjust the specified percentages and dollar amount within the indicated ranges.

Voluntary Withdrawal
Any Member may voluntarily withdraw from membership in the Bank upon written notice to the Bank. Such withdrawal shall become effective five years following the date the Member’s withdrawal notice was received by the Bank. No Member may withdraw from membership unless, on the date the membership is terminated, there is in effect a certification from the Finance Board that the withdrawal of a member will not cause the FHLBanks to fail to satisfy their obligation to make payments to the Resolution Funding Corporation (“REFCORP”) established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The Finance Board has issued such a certification, which is currently in effect. However, there is no assurance that such certification will remain in place in the future.

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Effective Date	The Effective Date of the exchange of existing Bank Stock for the new Capital Stock is December 1, 2005. The exchange shall occur prior to the opening of business on the Effective Date.

Opt-Out Date
Any Member that elects not to have its existing Bank Stock exchanged for Capital Stock must provide the Federal Housing Finance Board, 1625 Eye Street, NW, Washington, DC 20006-4001, and the Bank, with written notice no later than the Opt-Out Date of its intent to withdraw from membership in the Bank.

Under the terms of the Bank’s Capital Plan, the Opt-Out Date is 10 days before the Effective Date, and the Effective Date has been established as December 1, 2005. This makes the Opt-Out Date Monday, November 21, 2005. Therefore, written notice of the Member’s intent to withdraw from membership must be received by both the Finance Board and the Bank no later than Monday, November 21, 2005. A sample Opt-Out Notice is attached to this Information Statement as Exhibit A.

Reasons for Exchange
The Bank is undertaking the exchange in order to satisfy the minimum capital and other requirements mandated by the GLB Act. The new capital structure is intended to facilitate the growth of the Bank’s credit and other products available to Members. The commencement of the new capital structure will affect the rights of Members in various respects, as described herein. (See “Description of Class B Stock - Material Differences Between Class B Stock and The Existing Capital Stock of the Bank.”)

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IV. FORWARD-LOOKING STATEMENTS
Statements contained in this Information Statement and the Form 10 which is incorporated herein by reference, including statements describing the objectives, projections, estimates, or predictions of the Bank, may be “forward-looking statements”. All statements other than statements of historical fact are statements that could be forward-looking statements. These statements may use forward-looking terminology, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or other variations on these terms or their negatives. The Bank cautions that, by their nature, forward-looking statements involve risks or uncertainties, and actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate or prediction is realized. As a result, Members are cautioned not to place undue reliance on such statements. The Bank will not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.
These forward-looking statements involve risks and uncertainties including, but not limited to, the following:
•	demand for Bank advances resulting from changes in Members’ deposit flows and credit demands;

•
volatility of market prices, rates and indices or other factors that could affect the value of collateral held by the Bank as security for the obligations of Members and counterparties to derivatives and similar agreements, which could result from the effects of, and changes in, various monetary or fiscal policies or regulations, including those determined by the Federal Reserve Board and the Federal Deposit Insurance Corporation;

•
political events, including legislative, regulatory, judicial or other developments that affect the Bank, its Members, counterparties and/or investors in the consolidated obligations of the FHLBanks, such as changes in the Federal Home Loan Bank Act or Federal Housing Finance Board regulations that affect the Bank’s operations and regulatory oversight;

•
competitive forces, including without limitation other sources of funding available to Members, other entities borrowing funds in the capital markets, the ability to attract and retain skilled employees and general economic and market conditions;

•
the pace of technological change and the ability of the Bank to develop and support technology and information systems, including the Internet, sufficient to manage the risks of the Bank’s business effectively;

•
changes in investor demand for consolidated obligations and/or the terms of derivatives and similar agreements, including without limitation changes in the relative attractiveness of consolidated obligations as compared to other investment opportunities;

•	timing and volume of market activity;

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•	the ability to introduce new products and services and to successfully manage the risks associated with those products and services, including new types of collateral securing advances;

•	risk of loss arising from litigation filed against one or more of the FHLBanks; and

•	inflation/deflation.
The Information Statement incorporates by reference a description of certain risk factors included in the Form 10 that could cause results of the Bank to differ significantly from those implied by such forward-looking statements. These risk factors may not be exhaustive. The Bank operates in a changing economic environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the business of the Bank or the extent to which any factor, or combination of factors, may cause actual results to differ significantly from those implied by any forward-looking statements.

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V. CAPITALIZATION
In addition to the following, capital requirements information may also be found in the Bank’s Form 10, Item 11, “Description of Registrant’s Securities to be Registered,” sub-sections “New Capital Plan Rules,” “New Capital Plan Ratios,” and “New Capital Plan Leverage Ratio,” all located on page 173, and “Permanent Capital and the Risk-Based Capital Requirement under the New Capital Plan” located on page 177.
A. Capital Requirements
The GLB Act specifies that the FHLBanks must meet certain minimum capital standards, including the maintenance of a minimum level of permanent capital sufficient to meet the credit risk and market risk to which the FHLBank is subject. The Bank must maintain: (1) a total capital ratio of at least 4%; (2) a leverage capital ratio of at least 5%; and (3) permanent capital in an amount equal to or greater than the “Risk-Based Capital Requirement” which is specified in the Finance Board’s regulations as the sum of the Bank’s credit risk, market risk and operations risk capital requirements. These requirements are described in greater detail below.
The following tables set forth, as of June 30, 2005, the Bank’s (1) actual capitalization and (2) pro forma capitalization as if the Capital Plan had been effective on that date. These tables are based on various assumptions set forth below and should be read in conjunction with the financial statements of the Bank, and the related notes, included herein and contained in the Form 10. All of the components of total capital and total assets are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
1. Minimum Total Capital Ratio
The total capital ratio is the ratio of the Bank’s total capital to its total assets. Total capital is the sum of: (1) Capital Stock; (2) retained earnings; (3) the amount of the Bank’s general allowance for losses (if any); and (4) such other amounts (if any) as may be determined by the Finance Board to be appropriate to include. Finance Board regulations require that the Bank maintain a minimum total capital ratio of 4%.

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Table 1 ($ in thousands)

	June 30, 2005
	Actual	Pro Forma
Capital Stock	$3,698,911	$—
Subclass B1 Stock	Not applicable	788,438
Subclass B2 Stock	Not applicable	2,864,823

Total capital stock	3,698,911	3,653,261

Unrestricted retained earnings	265,820	265,820
Restricted retained earnings	1,364	1,364
General Allowance for losses	—	—
Accumulated other comprehensive income	(1,470)	(1,470)

Total capital	$3,964,625	$3,918,975

Total assets	$87,429,107	$87,383,457

Capital Ratio	4.53%	4.48%
Minimum Capital Ratio	Not applicable	4.00%
2. Minimum Leverage Ratio
The leverage ratio is the ratio of: (a) 1.5 times the sum of the Bank’s Capital Stock and retained earnings, plus (b) the amount of the Bank’s general allowance for losses (if any); and such other amounts (if any) as may be approved by the Finance Board, to total assets. Finance Board regulations require that the Bank maintain a minimum leverage ratio of 5%.
Table 2 ($ in thousands)

	June 30, 2005
	Actual	Pro Forma
Permanent capital (Capital and retained earnings)	Not applicable	$3,918,975
General allowance for losses and other permitted amounts	—	—

Total capital	$3,964,625	$3,918,975

Permanent capital (weighted by 1.5)	Not applicable	$5,878,463

Leverage capital	Not applicable	$5,878,463

Total assets	$87,429,107	$87,383,457

Leverage ratio	Not applicable	6.73%

Minimum leverage ratio	Not applicable	5.00%

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3. Risk-Based Capital
Permanent capital is defined as the retained earnings of the Bank, plus the amount paid-in for the Bank’s Capital Stock (whether required or excess). Finance Board regulations require the Bank to maintain permanent capital in an amount that is equal to or greater than the Bank’s risk-based capital requirement.
The risk-based capital requirement has three components:
•
the credit risk capital requirement, which is the sum of the capital charges under Part 932 of the Finance Board’s regulations for the Bank’s assets, off-balance-sheet items and derivatives contracts. These capital charges are calculated using the methodologies and percentages assigned in the Finance Board’s regulation to each class of assets. The Bank may request approval from the Finance Board at some future date to use a model-based approach for determining credit risk but has not done so at this time;

•
the market risk capital requirement, which is the sum of (1) the market value of the Bank’s portfolio at risk from movements in interest rates, foreign exchange rates, commodity prices, and equity prices that could occur during periods of market stress; and (2) the amount, if any, by which the market value of total capital is less than 85% of the book value of total capital, as calculated under Part 932 of the Finance Board’s regulations; and

•
the operations risk capital requirement, which is 30% of the sum of the Bank’s (1) credit risk capital requirement and (2) market risk capital requirement. The Bank may request approval from the Finance Board at some future date for the implementation of an alternative methodology for calculating operations risk, but has not done so at this time.

Table 3 ($ in thousands)

June 30, 2005
Pro Forma
Credit risk capital requirement	$225,605
Market risk capital requirement	242,041
Operations risk capital requirement	140,294

Total Risk-based capital requirement	607,940

Permanent capital	$3,918,975

The components of the pro forma risk-based capital requirement set forth above are calculated as follows:
* The credit risk capital component is calculated pursuant to Part 932 of the Finance Board’s regulations based on assets, off-balance sheet items and derivatives contracts as of June 30, 2005.
* The market risk capital component is estimated based on the Bank’s value-at-risk model approved by the Finance Board on January 28, 2005.

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* The operations risk capital component is 30% of the sum of the credit risk capital component and the market risk capital component.
4. Pro Forma Capital Adequacy
The three tables set forth above indicate that on a pro forma basis as of June 30, 2005, the Bank would have exceeded its minimum capital ratio requirements. It is anticipated that upon implementation of the Capital Plan on the Effective Date of December 1, 2005, the Bank will also exceed such minimum capital ratio requirements.
In addition, the pro forma amounts in Table 1 indicate that the Bank would have repurchased $45.6 million, net, of Excess Stock (that is, Subclass B1 and/or Subclass B2 Stock in excess of Members’ Minimum Stock Investment Requirements) under the terms of the Capital Plan if the Capital Plan were in effect as of June 30, 2005.
B. Material Assumptions
The pro forma capitalization, capital ratio and leverage ratios set forth above are calculated based upon the Capital Stock requirements calculated on an individual Member basis:
•	The Capital Stock requirements were calculated using the sum of the following:
-	Subclass B1 Stock using 0.20% of each Member’s Mortgage-related Assets as of December 31, 2004; and

-	Subclass B2 Stock using 4.5% of each Member’s outstanding principal balance of advances from the Bank as of June 30, 2005.
•
The terms of the Capital Plan would have resulted in the repurchase of $45.650 million, net, of Excess Stock from Members if June 30, 2005, were the Effective Date. Certain Members would have been required to purchase additional amounts of Subclass B1 and B2 Capital Stock, and the Bank would have repurchased Excess Stock from certain other Members. Pro forma total capital reflects the assumption that the net Excess Stock would have been repurchased by the Bank.

•
Based on the fact that the Bank has not received any indications from any Members that they intend to withdraw from membership or from former Members or their successors that they intend to repay their outstanding transactions rather than take part in the exchange, it is assumed that all Members exchanged their holdings for Class B Stock and that all former Members or their successors had their holdings exchanged for Class B Stock. No Members were assumed to choose the installment option.

•	Capital ratio and leverage ratio compliance were calculated based on June 30, 2005 balances, consistent with existing Finance Board regulatory guidance.

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The market risk capital amount was calculated using a value-at-risk model for generating interest rate and volatility shocks approved by the Finance Board on January 28, 2005 (replacing the earlier model approved by the Finance Board on April 14, 2003). Each month, the Bank uses Quantitative Risk Management, Inc.’s Asset-Liability System for computing the value of its interest bearing portfolio using those shocks and their effects on FHLBank Consolidated Obligations rates, LIBOR, and other relevant interest rate curves. The valuation system uses Applied Financial Technology’s prepayment model to estimate the exercise of mortgage prepayment options embedded in the Bank’s mortgage-backed and residential asset-backed securities portfolio.
As part of its calculation of risk-based capital, the Bank derives a market risk capital amount based upon the “Value at Risk” (VaR) at the 99 percent confidence level. Consistent with Finance Board regulations, the VaR process uses historical changes in interest rates over a six-month period based on monthly rates beginning in 1978 and continuing to the present; this amounts to more than 300 different interest rate change scenarios in total. The Bank takes these market rate changes and uses them to calculate pricing shocks for estimating the current portfolio’s VaR values. Compared to the value of the Bank’s portfolio under the unchanged-rate scenario, the scenario at the lowest 1 percent point (i.e., the third worst loss) is deemed the loss that represents the 99 percent confidence level. Based upon this historical analysis, losses exceeding this estimate are believed to have less than a 1 percent chance of occurring. The Bank had no market value exposures to changes in foreign exchange rates, commodity prices, or equity prices as of June 30, 2005.

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VI. THE BUSINESS OF THE BANK
The business of the FHLBNY is discussed in detail in the FHLBNY’s Form 10, Item 1, “Business,” located on pages 3 through 32. Information on anticipated business developments can be found in the FHLBNY’s Form 10, Item 2, “Financial Information”, throughout the sub-section entitled “Management’s Discussion and Analysis,” starting on page 36.

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VII. FUNDING SOURCES
A detailed discussion of the FHLBNY’s principal funding sources is located in the FHLBNY’s Form 10, Item 1, “Business,” sub-section “Debt Financing—Consolidated Obligations”, pages 25 through 27, and also in Item 2, “Financial Information,” sub-section “Debt Financing Activity and Consolidated Obligations”, pages 83 through 87.

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VIII. STATUTORY AND REGULATORY CAPITAL REQUIREMENTS
A. Pre-GLB Act — Prior Capital Structure
Prior to the enactment of the GLB Act in 1999, the Bank Act provided for a “subscription” capital structure for the FHLBanks. Under that structure, which remains in effect for each FHLBank until the effective date of its capital plan, a single class of capital stock is issued to members pursuant to a statutory formula. In accordance with that formula, each member is required to purchase stock in its FHLBank in an amount equal to the greater of: (i) $500, (ii) 1% of the mortgage loan principal on the member’s balance sheet, or (iii) 5% of the FHLBank loans outstanding to the member. The stock is redeemable by members that seek to withdraw from FHLBank membership upon six months’ prior written notice to the Bank. Upon redemption, a member shall receive the amount it originally paid for the stock.
The pre-GLB Act version of the Bank Act did not prescribe specific capital requirements for the FHLBanks. However, the Finance Board, by regulation, has required the FHLBanks to comply with a leverage limit based on a ratio of each FHLBank’s assets to its capital. This requirement generally provides that a FHLBank’s total assets may not exceed 21 times total capital. However, a FHLBank whose non-mortgage assets (as that term is defined in Finance Board regulations), after deducting deposits and capital, does not exceed 11% of its total assets is permitted to operate under a higher leverage limit such that its total assets may be up to 25 times its total capital. As of June 30, 2005, the Bank was in compliance with this leverage limit: its total assets were 21.83 times total capital (the Bank’s non-mortgage assets did not exceed 11% of total assets) as calculated in accordance with Finance Board regulations. This leverage limit shall cease to apply to the Bank upon the Effective Date of its Capital Plan and the application of the new GLB Act capital requirements to the Bank, provided that the Bank is, as of that date, in compliance with its Minimum Regulatory Capital Requirements.
B. Post-GLB Act — New Capital Structure
1. General
The GLB Act amended the Bank Act and created statutory capital requirements for the FHLBanks. Under the GLB Act, the FHLBanks must satisfy two leverage-related capital requirements and a risk-based capital requirement. The Finance Board has issued regulations to apply uniform capital standards to the FHLBanks and to effectuate the new capital requirements. These new capital requirements, including any capital requirements imposed on an individual FHLBank on a case-by-case basis by the Finance Board, are referred to herein (and in the Capital Plan) as the “Minimum Regulatory Capital Requirements” of the FHLBanks.
The GLB Act also provided for a more flexible and permanent capital structure for the FHLBanks by requiring each FHLBank to develop and implement a capital plan that, among other things, would replace the existing single-class capital stock with a new capital structure comprised of Class A stock, Class B stock or both. Class A stock is redeemable by members upon six months’ prior written notice to the FHLBank. Class B stock is redeemable by members upon five years’ prior written notice to the FHLBank. Both classes of stock may be issued, redeemed, repurchased and transferred only at their par value.

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Under the GLB Act, the requirements regarding the purchase and retention of capital stock by a member of a FHLBank that were in effect on the day before the enactment of the GLB Act will generally remain in effect until a FHLBank implements a capital plan that has been approved by the Finance Board.
2. Leverage-Related Capital Requirement
A FHLBank must maintain total capital of at least 4% of the FHLBank’s total assets, as determined in accordance with GAAP. Total capital is defined as a FHLBank’s permanent capital, plus the amount paid in by the members for any Class A stock, any general allowance for losses, and the amount of any other instruments identified in a FHLBank’s capital plan that the Finance Board has determined are available to absorb losses incurred by the FHLBank. Permanent capital is defined as the retained earnings of a FHLBank determined in accordance with GAAP, plus the amount paid in for a FHLBank’s Class B stock. For reasons of safety and soundness, the Finance Board may require an individual FHLBank to maintain a greater amount of total capital than the 4% of total assets requirement.
A FHLBank must also maintain a weighted ratio of total capital to total assets of at least 5%. For purposes of determining this weighted ratio, total capital is computed by multiplying the FHLBank’s permanent capital by 1.5 and adding to this product all other components of total capital.
3. Risk-Based Capital Requirement
Under the risk-based capital requirement, a FHLBank must maintain permanent capital equal to the sum of its: (i) credit risk capital requirement, (ii) market risk capital requirement and (iii) operations risk capital requirement. A FHLBank’s credit risk capital requirement is determined by adding together the credit risk capital charges computed for assets, off-balance-sheet items and derivative contracts based on, among other things, the credit risk percentages assigned to such assets, items and contracts by the Finance Board. A FHLBank’s market risk capital requirement is determined by adding together the market value of the FHLBank’s portfolio at risk from movements in interest rates, foreign exchange rates, commodity prices and equity prices that could occur during times of market stress and the amount, if any, by which the FHLBank’s current market value of total capital is less than 85% of the FHLBank’s book value of total capital. Each FHLBank shall calculate the market value of its portfolio at risk and the current market value of its total capital by using either an internal market risk model or internal cash flow model approved by the Finance Board. The Bank’s market risk model was approved by the Finance Board on January 28, 2005 (replacing the earlier model approved by the Finance Board on April 14, 2003). A FHLBank’s operations risk capital requirement is equal to 30% of the sum of its credit risk capital requirement and its market risk capital requirement, subject to a reduction with Finance Board approval to no less than 10% of the sum of its credit risk capital requirement and its market risk capital requirement.
For reasons of safety and soundness, the Finance Board may require an individual FHLBank to maintain a greater amount of permanent capital than is required by the risk-based capital requirement. The leverage-related and risk-based capital requirements comprise the Bank’s Minimum Regulatory Capital Requirements.

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IX. DESCRIPTION OF THE BANK’S CAPITAL PLAN
A. Background
The GLB Act and Finance Board regulations require the FHLBanks to adopt capital plans that, when implemented, provide them with sufficient capital to meet their minimum regulatory capital requirements. Each capital plan must include, among other things, provisions relating to the minimum investment required of each member, the classes of stock to be offered by a FHLBank (Class A, Class B or both), the rights, terms, and preferences associated with each class of stock, the criteria for the redemption, repurchase and transfer of FHLBank stock, and the disposition of FHLBank stock held by institutions that withdraw from membership, or which are merged. The new regulatory capital requirements do not become effective with respect to a FHLBank until the effective date of its capital plan.
B. Development of the Bank’s Capital Plan
Early in 2000, the Bank’s Board of Directors formed a Capital Advisory Task Force (“CATF”), made up of current and former members of the Board of Directors, to guide management in analyzing various possible capital structures that would meet the new statutory and regulatory standards and the needs of Members. Throughout 2000, the Bank utilized various methods to inform Members of Capital Plan developments, including monthly reports from the President, displays at the Annual Stockholders Meeting and presentations by the CEO, COO and CFO at various trade association meetings. These reports and presentations continued in 2001, leading to featured presentations by members of the CATF at regional Stockholders Meetings in New York and New Jersey in June. The Members that participated in the meetings were given the opportunity to ask questions and provide feedback on the proposed capital structures. Guided by the CATF, management developed a written Capital Plan and received approval of the Bank’s Board of Directors to submit a draft to the Finance Board for a preliminary review. After making various revisions to the draft in response to comments from the Finance Board, management presented the document to the Bank’s Board of Directors on July 10, 2002. The Board of Directors unanimously approved the Capital Plan. On July 18, 2002, the Board of Directors ratified additional changes suggested by the Finance Board. On the same day, the Finance Board formally approved the Bank’s Capital Plan.
The FHLBNY was scheduled to implement its Capital Plan on October 1, 2003, and a mailing about the Plan was distributed to members on June 13, 2003. However, because of uncertainties that then arose surrounding the potential for losses on certain investment securities held by the Bank, management and the FHLBNY’s Board of Directors determined in September 2003 that it would be prudent to postpone the implementation of the Capital Plan. Bank management and the Board reasoned that a delay in implementing the Capital Plan would benefit members by enabling the FHLBNY to provide them with definitive information about the securities portfolio and by giving them additional time to review the FHLBNY’s financial situation before deciding whether to opt out of FHLBNY membership. Ultimately, $1.9 billion in securities were sold in late September 2003, at a loss of $189.4 million. In addition, no dividend was paid for the third quarter of 2003.

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The FHLBNY has since restored its dividend and taken various steps to enhance its risk management processes, and it has posted steadily improving financial results each quarter beginning with the 4th quarter of 2003. As a result, the FHLBNY’s Board of Directors approved a slightly revised Capital Plan on April 21, 2005 and the Finance Board approved this edition of the Capital Plan on June 8, 2005. On September 15, 2005, the FHLBNY’s Board of Directors approved an Effective Date for the Capital Plan of December 1, 2005.
C. Exchange and Purchase of Capital Stock on the Effective Date
The Effective Date of the Capital Plan is December 1, 2005. Before the opening of business on December 1, 2005, each outstanding share of existing Bank Stock held by Members that do not opt out of the exchange shall be exchanged for one share of Subclass B1 and/or Subclass B2 Stock. The mechanics of the exchange are as follows.
Each Member will have its existing Bank Stock, in an amount equal to its Membership Stock Purchase Requirement, exchanged for Subclass B1 Stock. If the exchange does not result in an amount of Subclass B1 Stock that is sufficient to meet a Member’s Membership Stock Purchase Requirement, then, unless the Member has previously notified the Bank by November 21, 2005 of its election to purchase additional required Capital Stock by using the installment plan provided for in the Capital Plan, the Bank shall issue at par a sufficient number of additional shares of Subclass B1 Stock to satisfy the Member’s Membership Stock Purchase Requirement. The cost of the additional share issuance shall be debited to the Member’s DDA Account with the Bank.
If the Member’s existing balance of Bank Stock on the Effective Date exceeds the amount necessary to meet the Member’s Membership Stock Purchase Requirement, then the remaining balance of Bank Stock will be exchanged for Subclass B2 Stock. If the exchange does not result in an amount of Subclass B2 Stock that is sufficient to meet a Member’s Activity-Based Stock Purchase Requirement, then, unless the Member has previously notified the Bank of its election to purchase additional required Capital Stock using the installment plan provided for in the Capital Plan, the Bank shall issue at par a sufficient number of additional shares of Subclass B2 Stock to satisfy the Member’s Activity-Based Stock Purchase Requirement. The cost of the additional share issuance shall be debited to the Member’s DDA Account with the Bank. Shares of existing Bank Stock that are exchanged for Subclass B1 or Subclass B2 Stock shall be retired.
After the close of business on December 1, 2005, the Bank shall recalculate each Member’s Activity-Based Stock Purchase Requirement. If, after the recalculation, a Member holds Subclass B2 Stock in an amount in excess of its Activity-Based Stock Purchase Requirement, then the Bank shall repurchase at par a sufficient number of shares of Subclass B2 Stock to eliminate the excess position subject to the limitations on repurchases of Capital Stock. See “Description of Class B Stock — Repurchases of Stock — Limitations on Repurchases of Class B Stock”. Proceeds from the share repurchase shall be credited to the Member’s DDA Account with the Bank.

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D. Opportunity to Opt Out of the Exchange
Under the Capital Plan, a Member that does not wish to exchange its existing Bank Stock into Class B Stock must file a written notice of withdrawal from membership with the Finance Board at 1625 Eye Street, NW, Washington, DC 20006-4001, which notice must be received on or before November 21, 2005, the Opt-Out Date. The notice of withdrawal must also be filed with and received by the Bank on or before such date. The procedure for providing notices to the Bank is set forth below in “Description of The Capital Plan — Notices to the Bank.” (A sample Opt-Out Notice is attached as Exhibit A.) The membership of an institution that opts out of the exchange shall terminate on December 1, 2005 and, unless the institution has outstanding transactions with the Bank on the Effective Date that are subject to an Activity-Based Stock Purchase Requirement, such institution’s existing Bank Stock shall be redeemed and retired and shall not be exchanged for Class B Stock.
Bank Stock that continues to be held by former Members of the Bank (or their successors) whose membership was terminated prior to the Effective Date shall also not be exchanged for Class B Stock, but shall be redeemed for cash and retired, unless the former Member (or its successor) has outstanding transactions with the Bank on the Effective Date that are subject to an Activity-Based Stock Purchase Requirement.
If a Member that opts out of the exchange, or a former Member (or its successor) that continues to hold Bank Stock, has outstanding transactions with the Bank on the Effective Date that are subject to an Activity-Based Stock Purchase Requirement, then all shares of such institution’s existing Bank Stock shall be exchanged for shares of Subclass B2 Stock. To the extent that the Subclass B2 Stock held by the institution on the Effective Date is not sufficient to satisfy the Activity-Based Stock Purchase Requirement applicable to such institution’s outstanding transactions with the Bank, such institution shall be required to purchase additional shares of Subclass B2 Stock in order to satisfy the Activity-Based Stock Purchase Requirement.
In accordance with the Bank’s Credit Policy, on the date the membership of a Member is terminated, all outstanding indebtedness of the Member to the Bank shall become immediately due and payable along with any applicable prepayment fees. However, at the Bank’s option, it may permit the indebtedness of the former Member (or its successor) to remain outstanding beyond the termination date. If the Bank permits the indebtedness of a Member that has opted out of the capital exchange to remain outstanding on and after the Effective Date, then the Activity-Based Stock Purchase Requirements of the Capital Plan shall apply to such outstanding transactions. On the other hand, if the Member that has opted out is required to repay its outstanding indebtedness and does so prior to the Effective Date, then the Bank shall redeem each currently outstanding share of existing Bank Stock held by the Member on the Effective Date, provided that the Bank, after such redemption, shall remain in full compliance with its Minimum Regulatory Capital Requirements, or would not otherwise be prohibited from effectuating such redemption.
Even if an institution that opts out of the exchange, or a former Member (or its successor) that continues to hold Bank Stock, has no outstanding transactions with the Bank that are subject to

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an Activity-Based Stock Purchase Requirement and thus would not be required to purchase any Class B Stock on the Effective Date, in the event that the Bank reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by such an institution to the Bank and the institution has failed to deliver additional collateral to resolve the existing or anticipated collateral deficiency to the Bank’s satisfaction, upon redeeming the institution’s existing Bank Stock the Bank shall remit the proceeds to a deposit account as collateral security for such obligations until all such obligations have been satisfied or the existing or anticipated deficiency is resolved to the Bank’s satisfaction.
Any Member that provides the Finance Board and the Bank with written notice of its intent to withdraw on or after the Opt-Out Date shall have its existing Bank Stock exchanged for Subclass B1 and/or Subclass B2 Stock on December 1, 2005, to the same extent as any non-withdrawing Member. The receipt by the Finance Board and the Bank of such written notice shall commence the applicable five-year waiting period to redeem the Class B Stock. The failure of a Member to provide the Finance Board and the Bank with written notice on or before the Opt-Out Date of its intent to withdraw from membership shall be deemed by the Bank as acceptance of the terms of the exchange and the terms of the Capital Plan. After the Opt-Out Date, the Bank will evaluate the effects of any timely withdrawals by Members on the ability of the Bank to satisfy its Minimum Regulatory Capital Requirements on the Effective Date. The Bank may then take any necessary or appropriate action to ensure that it will comply with such Minimum Regulatory Capital Requirements and applicable Finance Board regulations.
E. Member Election to Use the Installment Plan
Any Member that became a Member on or prior to November 12, 1999 is eligible, and may elect, to use the installment plan provided for in the Capital Plan to purchase additional shares, if any, of Subclass B1 and/or Subclass B2 Stock that are required to meet the Member’s Minimum Stock Investment Requirement following the exchange of Bank Stock for Subclass B1 and/or Subclass B2 Stock. Additional shares must be purchased in two equal installments, three months and six months following the Effective Date. Eligible Members wishing to use the installment plan must so notify the Bank by November 21, 2005. A sample notification regarding the installment plan is attached to this Information Statement as Exhibit B.
Members may use the installment plan to purchase shares solely with respect to shortfalls of Subclass B1 or Subclass B2 Stock following the exchange prior to opening of business on the Effective Date. Members that elect this option will nevertheless be required to immediately purchase Subclass B2 Stock required to meet Activity-Based Stock Purchase Requirements resulting from any new transactions on or after the Effective Date; however, if transactions subject to Activity-Based Stock Purchase Requirements mature during the six month installment plan period, the Bank will net such transactions with any new transactions during this period for purposes of determining whether the Member is required to purchase any additional shares of Subclass B2 Stock to support such new transactions. If a Member elects to purchase shares under the installment plan option, those shares that are to be purchased at the end of each three month period will not count in the Bank’s dividend payment calculation until they are actually purchased by the Member. Similarly, installment plan shares to be purchased will not count in determining whether a Member has Excess Stock subject to repurchase until such installment

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shares are actually purchased by the Member. In all cases, Members that elect the installment plan option are required to purchase the installment plan shares at the appropriate three month intervals regardless of how the Members’ Minimum Stock Investment Requirement may change during this period.
F. Minimum Stock Investment Requirements
1. General
The Capital Plan is designed to provide the Bank with sufficient capital to meet its Minimum Regulatory Capital Requirements. Toward this end, as of the Effective Date, each Member is required to hold Capital Stock as a condition to both (i) becoming and remaining a Member of the Bank and (ii) engaging in certain transactions with the Bank. The minimum Capital Stock investment is the sum of the: (i) Membership Stock Purchase Requirement and (ii) Activity-Based Stock Purchase Requirement.
2. Membership Stock Purchase Requirement
The Membership Stock Purchase Requirement is equal to the greater of $1,000 or a specified percentage within the range of 0.10% and 0.25% multiplied by the Member’s Mortgage Related Assets, as defined in the Capital Plan. At the Effective Date, the Membership Stock Purchase Requirement percentage will be 0.20%. From time to time the Board of Directors of the Bank can adjust the specified percentage within the indicated range. Changes outside this range would constitute an amendment to the Capital Plan that would require Finance Board approval. The Membership Stock Purchase Requirement will be recalculated annually, based on each Member’s Mortgage Related Assets on December 31 of each preceding year, or more frequently as the Board of Directors of the Bank may determine from time to time.
3. Activity-Based Stock Purchase Requirement
The Activity-Based Stock Purchase Requirement is equal to the sum of: (i) a specified percentage within the range of 4.0% and 5.0% multiplied by the outstanding principal balance of advances to the Member; (ii) a specified percentage within the range of 4.0% and 5.0% multiplied by the sum of the outstanding principal balance of Acquired Member Assets originated for or sold to the Bank by the Member that remain on the Bank’s balance sheet (excluding the outstanding principal balance of Acquired Member Assets that are on the Bank’s balance sheet as of the Calculation Date) and the principal amount of delivery commitments issued to the Member for Acquired Member Assets to be held on the Bank’s balance sheet; (iii) a specified dollar amount ranging between (a) zero and (b) the Bank’s Credit Risk Capital Requirement for certain off-balance sheet items; and (iv) a specified percentage within the range of 0% and 5.0% multiplied by the carrying value on the Bank’s balance sheet of derivatives contracts between the Member and Bank. The off-balance sheet items for which a capital charge may apply are asset sales with recourse where the credit risk remains with the Bank, commitments, including certain commitments to make advances and commitments to acquire loans (other than delivery commitments issued to a Member by the Bank for Acquired Member Assets) and standby letters of credit.
On the Effective Date, the specified percentages and dollar amount will be: (i) 4.5% for advances; (ii) 4.5% for Acquired Member Assets (except for Acquired Member Assets that are

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on the Bank’s balance sheet as of the Calculation Date) and delivery commitments for Acquired Member Assets; (iii) $0 for off-balance sheet items; and (iv) 0% for Derivative Contracts. From time to time the Board of Directors of the Bank can adjust the specified percentages and dollar amounts within the indicated ranges. Changes outside these ranges would constitute an amendment to the Capital Plan that would require Finance Board approval. The Activity-Based Stock Purchase Requirement will be recalculated whenever a transaction occurs that may cause the amount of a Member’s Activity-Based Stock Purchase Requirement to change.
Any changes to any components of the Activity-Based Stock Purchase Requirement shall apply to all outstanding activity at the time the changes become effective, except that such changes will not apply to the outstanding principal balance of Acquired Member Assets originated for or sold to the Bank by a Member that are on the Bank’s balance sheet as of the Effective Date.
4. Excess Stock Investment & Repurchase of Excess Stock by the Bank
A Member may hold Excess Stock to the extent it has the legal authority under applicable statutes and regulations. Circumstances under which the Bank may repurchase Subclass B1 or Subclass B2 Stock, either at its own initiative or upon request by a Member, as well as conditions and limitations applicable to such repurchases, are set forth in ”Description of Class B Stock — Repurchases of Stock.”
5. Redemption of Capital Stock
Members may redeem Capital Stock after providing five years written notice to the Bank. Terms, conditions and limitations applicable to redemption of Capital Stock are set forth in “Description of Class B Stock — Redemptions of Stock.”
6. Adjustments to Minimum Amount
Each stockholder is required to comply promptly with any adjustments made by the Bank’s Board of Directors to the Membership Stock Purchase Requirement or Activity-Based Stock Purchase Requirement that increase the stockholder’s Minimum Stock Investment Requirement. Notice of changes to such requirements shall be provided to stockholders at least 10 days prior to the effective date of such changes. Stockholders will be allowed a reasonable time (as determined by the Bank’s Board of Directors from time to time, but in no event longer than three months) to come into compliance with the adjusted requirements. In order to effectuate the sale of additional Capital Stock to satisfy an increase in the Minimum Stock Investment Requirement, the Bank may, pursuant to the terms of the “Debits and Setoffs” section of the Bank’s Correspondent Service Agreement, issue Capital Stock in the name of a stockholder and withdraw appropriate payment from the stockholder’s DDA Account with the Bank. However, the Bank ultimately may not be able to compel a Member to purchase additional Class B Stock in the Bank that the Member did not wish to purchase. Stockholders may reduce their outstanding activity with the Bank as an alternative to purchasing additional Subclass B2 Stock.
In the event a stockholder does not comply with any adjusted Activity-Based Stock Purchase Requirement, the Bank may, in its discretion, issue a notice of noncompliance to the stockholder and, ten business days after transmitting such notice, accelerate the maturity of an amount of advances sufficient to reduce the stockholder’s Activity-Based Stock Purchase Requirement to an amount not more than the Subclass B2 Stock held by the stockholder. The Bank may also

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determine, in its discretion, that a Member’s failure to comply with any adjusted Membership Stock Purchase Requirement or Activity-Based Stock Purchase Requirement constitutes grounds to involuntarily terminate the membership of such Member.
G. Termination of Membership
1. Voluntary Withdrawal
On or after December 1, 2005, a Member may elect to withdraw from membership by providing written notice, signed by an officer of the Member, to the Bank’s President in the manner set forth in the section entitled “Description of the Capital Plan — Notices to the Bank.” A Member may cancel its notice of withdrawal at any time prior to its effective date by providing the Bank similar written notice of such cancellation. The Bank will impose a fee of $500 on a Member that cancels a notice of withdrawal. However, the Bank may waive the fee for a bona fide business purpose consistent with Section 7(j) of the Bank Act. See “Description of Class B Stock — Redemptions of Stock — Cancellation of Redemption Notice.”
The date of receipt by the Bank of written notice of withdrawal shall commence the five-year redemption period for the Capital Stock held by the Member that is not already subject to a pending request for redemption. If a Member purchases or receives any Capital Stock after that date, the five-year redemption period shall commence on the date such shares are acquired or received. The membership of a voluntarily withdrawing Member shall terminate upon the expiration of the five-year redemption period that commences on the receipt of the Member’s withdrawal notice.
Until the effective date of its termination from membership, a voluntarily withdrawing Member generally may continue to have access to products and services of the Bank; however, the Bank has the right to prohibit a withdrawing Member from engaging in transactions with the Bank that would mature after the end of the redemption period that commences upon receipt of the withdrawal notice. A voluntarily withdrawing Member will continue to receive any dividends declared on the Capital Stock it holds until all of the institution’s Class B Stock is redeemed or repurchased. Upon the effective date of termination, the Bank shall redeem, at par value, the Capital Stock of a Member for which the five-year redemption period has expired, unless a Member continues to have transactions outstanding beyond the effective date of its termination of Membership, in which case the Bank will not redeem any Subclass B2 Stock that the institution is required to hold to support such outstanding transactions.
During the period between a Member’s notice of withdrawal and the date on which its membership terminates, the Bank shall have the right to repurchase excess Subclass B1 Stock of the Member and shall automatically repurchase excess Subclass B2 Stock of the Member in accordance with the same repurchase rules generally applicable to non-withdrawing Members. See “Description of Class B Stock — Repurchases of Stock.” From and after the effective date of its termination from membership, a withdrawing Member will no longer be subject to a Membership Stock Purchase Requirement and the Bank may, in its discretion, repurchase the Subclass B1 Stock of the institution that has not otherwise been redeemed. The Bank will, following the effective date of the withdrawing Member’s termination from membership, continue to automatically repurchase on a monthly basis the Subclass B2 Stock of the institution

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that has not otherwise been redeemed and is not needed to comply with any Activity-Based Stock Purchase Requirement corresponding to outstanding transactions between the institution and the Bank. The Bank also may, in its discretion, prior to the end of any given month repurchase any excess Subclass B2 Stock held by such terminated institution.
A Member may not withdraw from membership unless, on the date the membership is terminated, there is in effect a certification from the Finance Board that the withdrawal of a Member will not cause the System to fail to satisfy its obligation to contribute toward the payments owed on REFCORP obligations. The Finance Board has issued such a certification which is currently in effect, so case-by-case certification with respect to Member withdrawals is not necessary at present. However, there can be no assurance that the Finance Board’s certification will still be in effect on the scheduled date of a Member’s anticipated withdrawal.
2. Involuntary Terminations
The Board of Directors of the Bank has the right to terminate the membership of any Member that: (i) fails to comply with any requirement of the Bank Act, Finance Board regulations, or the Capital Plan; (ii) becomes insolvent or otherwise is subject to the appointment of a conservator, receiver or other legal custodian under federal or state law; or (iii) would jeopardize the safety and soundness of the Bank if it were to remain a Member. The five-year redemption period for all Capital Stock owned by a Member and not already subject to a pending request for redemption shall commence on the date the Bank terminates the Member’s membership. The redemption period for stock acquired or received by an institution after the date on which its membership terminates shall commence on the date of such acquisition or receipt.
As of the date on which the Bank terminates the Member’s membership, the stockholder will have no right to obtain any of the benefits of membership in the Bank, including access to the Bank’s products and services, and will no longer have any voting rights, other than as provided in regulations of the Finance Board, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the Bank.
From the effective date of its involuntary termination of membership until the expiration of the five-year redemption period commencing on the date of such termination, a Member that has been so terminated shall continue to be subject to the Minimum Stock Investment Requirements set forth in the Capital Plan, provided, that such institution will not be required to purchase additional Subclass B1 Stock based upon any changes in the Membership Stock Purchase Requirement following the date of such termination. From and after the expiration of such stock redemption period, the institution shall no longer be subject to a Membership Stock Purchase Requirement. The terminated institution shall be required to hold Subclass B2 Stock to the extent necessary to comply with any Activity-Based Stock Purchase Requirement corresponding to outstanding transactions between the institution and the Bank. The Bank may, in its discretion, repurchase any excess Subclass B1 Stock and will continue to repurchase automatically on a monthly basis any excess Subclass B2 Stock held by the involuntarily terminated Member following the date of its termination. The Bank also may, in its discretion, repurchase prior to the end of any given month any excess Subclass B2 Stock held by the terminated institution.

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3. Merger or Consolidation of Members with or into a Non-member
The membership of a Member may be terminated by operation of law as a result of a merger with or consolidation into a non-member or an institution outside the Bank’s district. The five-year redemption period for any stock of such Member that is not already subject to a redemption request shall commence on the date the charter of the Member is cancelled. On that date, the Capital Stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving institution. The five-year redemption period for stock acquired or received by the surviving institution after the date the disappearing Member’s charter is cancelled shall commence on the date of such acquisition or receipt. The surviving non-member institution shall have no right to obtain any of the benefits of membership in the Bank, including access to Bank products and services, and will not have any voting rights, other than as provided in regulations of the Finance Board, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased.
From the effective date of the disappearing Member’s termination of membership until the date of the next periodic calculation by the Bank of the Membership Stock Purchase Requirement, the surviving institution shall be subject to the Minimum Stock Investment Requirements set forth in the Capital Plan, provided, that, such surviving institution will not be required to purchase additional Subclass B1 Stock based upon any changes in the Membership Stock Purchase Requirement following the date of termination. From and after the date of the next periodic calculation of the Membership Stock Purchase Requirement, the surviving institution shall no longer be subject to such requirement. The surviving institution shall be required to maintain Subclass B2 Stock to the extent necessary to comply with any Activity-Based Stock Purchase Requirement corresponding to outstanding transactions between the institution and the Bank. The Bank may, in its discretion, repurchase excess Subclass B1 Stock and will continue to repurchase automatically on a monthly basis any excess Subclass B2 Stock held by the surviving institution. The Bank also may, in its discretion, repurchase prior to the end of any given month any excess Subclass B2 Stock held by the surviving institution.
4. Relocation of a Member’s Principal Place of Business
The membership of a Member may be terminated as a result of a relocation of the Member’s principal place of business to another FHLBank district. The effective date of such termination shall be the date on which the transfer of membership becomes effective under regulations of the Finance Board. The five-year redemption period for any Capital Stock of the relocated member that is not already subject to a redemption request shall commence on the date membership is terminated. The redemption period for Capital Stock acquired or received by the relocated institution after the date on which its membership terminates shall commence on the date of such acquisition or receipt.
The relocated institution shall have no right to obtain any of the benefits of membership in the Bank, including access to the Bank’s products and services, and will not have any voting rights, other than as provided in regulations of the Finance Board, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased.

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From the effective date of its termination of membership until the expiration of the five-year redemption period commencing on the date of such termination, the relocated Member shall continue to be subject to the Minimum Stock Investment Requirements set forth in the Capital Plan, provided, that, such institution will not be required to purchase additional Subclass B1 Stock based upon any changes in the Membership Stock Purchase Requirement following the date of such termination. From and after the expiration of such stock redemption period, the institution shall no longer be subject to a Membership Stock Purchase Requirement. The relocated institution shall be required to hold Subclass B2 Stock to the extent necessary to comply with any Activity-Based Stock Purchase Requirement corresponding to outstanding transactions between the institution and the Bank. The Bank may, in its discretion, repurchase any excess Subclass B1 Stock and will continue to repurchase automatically on a monthly basis any excess Subclass B2 Stock held by the relocated institution following the date its membership in the Bank was terminated. The Bank also may, in its discretion, repurchase prior to the end of any given month any excess Subclass B2 Stock held by the relocated institution.
5. Merger or Consolidation of Members with or into Another Member of the Bank
A Member of the Bank that merges into or consolidates with another Member of the Bank shall have its membership terminated as of the date of cancellation of the Member’s charter. At such time, the Class B stock held by the disappearing Member will be transferred on the books of the Bank into the name of the surviving Member. The cancellation of the disappearing member’s charter shall not commence a five-year redemption period for the Class B stock previously held by the disappearing Member. Under the Capital Plan, when two Members merge, the Membership Stock Purchase Requirement of the surviving Member will be increased by the amount of the Membership Stock Purchase Requirement of the disappearing Member immediately prior to the cancellation of its charter. As of that date, the surviving Member’s Activity-Based Stock Purchase Requirement will be calculated based on its current transactions with the Bank, including those acquired from the disappearing Member. In addition, the disappearing Member’s outstanding redemption notices will be transferred to the surviving entity.
6. Restrictions on Readmission of Membership in an FHLBank
Any Member that withdraws from membership or that has had its membership terminated, may not be readmitted as a member of any FHLBank for a period of five years from the date membership was terminated and all of the Member’s stock was redeemed or repurchased. A transfer of membership without interruption between two FHLBanks shall not constitute a termination of membership for this purpose.
H. Treatment of Outstanding Indebtedness of Terminated Member
1. Capital Stock Requirement
If an institution’s membership in the Bank is terminated for any reason, the Bank shall require the institution to continue to hold the Subclass B2 Stock necessary to support the institution’s outstanding advances, Acquired Member Assets and/or other applicable activity in accordance with the Activity-Based Stock Purchase Requirements in effect from time to time. Upon the repayment of all outstanding indebtedness to the Bank, including any prepayment fees and settlement of the Member’s risk-sharing obligations under any Acquired Member Assets program, the Subclass B2 Stock that was necessary to support the Member’s advances, Acquired

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Member Assets or other applicable activity shall become Excess Stock subject to repurchase by the Bank. Following the effective date of a Member’s termination, the Bank will have the option to repurchase the institution’s Subclass B1 Stock to the extent it is Excess Stock under the terms of the Capital Plan. To the extent the institution has activity outstanding, the Bank will continue to repurchase any excess Subclass B2 Stock automatically on a monthly basis as the amount of the institution’s outstanding activity with the Bank declines.
2. Liquidation of Indebtedness
The Bank shall determine an orderly manner for the liquidation of indebtedness of any institution that ceases to be a Member according to a schedule established by the Bank in its sole discretion. The Bank may, consistent with its Credit Policy, require the immediate repayment of all indebtedness of a terminated Member, in which case the institution shall be subject to any applicable prepayment fees. As an alternative, and in the Bank’s sole discretion, the Bank may allow the terminated institution to continue to maintain its indebtedness for any length of time up to and including maturity, during which period the institution will be subject to the Bank’s Activity-Based Stock Purchase Requirements.
I. Amendments to the Capital Plan
Any amendment to the Capital Plan must be approved by the Bank’s Board of Directors and submitted to the Finance Board in accordance with Finance Board guidelines. The Bank shall request an effective date for any proposed amendment that is submitted to the Finance Board. However, in order to become effective, the Finance Board must approve any amendment to the Capital Plan. The Bank will provide Members with notice in writing at least thirty days prior to the effective date of any amendment to the Capital Plan.
J. Notices to the Bank
Notices given to the Bank in accordance with the provisions of the Capital Plan must be in writing, addressed to the President of the Bank and delivered to 101 Park Avenue, New York, NY, 10178-0599 or sent via fax to a fax number to be provided on the Bank’s web site, and shall be deemed to have been received by the Bank in each case upon actual receipt by the Bank. The Bank may from time to time change the address or fax number at which it will receive such written notices.
K. Effect of the Capital Plan on Bank Governance
In anticipation of the implementation of the Capital Plan, the Bank’s Board of Directors has adopted certain amendments to the Bank’s Bylaws that will become effective on the Effective Date. These amendments are intended to revise the Bylaws in order to fully reflect the Bank’s new capital structure. In addition, changes to the Bank’s Organization Certificate previously approved by the Finance Board on August 6, 2003 intended to take into account the Capital Plan will also become effective on the Effective Date. Also, the Bank has amended portions of its Risk Management Policy to reflect the Capital Plan, including incorporation of the Bank’s target ratios for total capital and permanent capital to total assets. At this time, the Bank does not anticipate any other significant changes to its corporate governance documents as a result of the implementation of the Capital Plan.

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X. DESCRIPTION OF CLASS B STOCK
A. Par Value
The par value of Class B Stock is $100 per share. Class B Stock is issued, redeemed, repurchased and transferred at par value.
B. Voting Rights — Election of Directors
Voting rights in regard to the election of directors are set forth in 12 C.F.R. Section 915. Holders of Class B Stock that are Members as of the record date (December 31 of the year immediately preceding an election) shall be entitled to vote for the election of directors not appointed by the Finance Board. Each Member is eligible to vote for the number of open director seats in the state in which its principal place of business is located. Each Member shall be entitled to cast one vote for each share of Class B Stock that the Member was required to hold as of the record date; except that, the number of votes that each Member may cast for each directorship shall not exceed the average number of shares of Class B Stock that were required to be held by all Members located in that state on the record date. There are no voting preferences for any share of Class B Stock and Members shall not be entitled to vote any shares of Excess Stock in the election of directors. Under the Bank Act and Finance Board regulations, Members have the right to vote only with respect to the election of directors.
For the director elections to be held in 2005, the determination of the number of votes each Member is entitled to cast will be based on the amount of Bank Stock required to be held as of December 31, 2004 under the current capital structure. For the director elections to be held in 2006, the determination of the number of votes each Member is entitled to cast will be based on the amount of Capital Stock a Member is required to hold as of December 31, 2005 under the new capital structure.
C. Dividends
The Board of Directors of the Bank may, but is not required to, declare noncumulative dividends on all outstanding shares of Class B Stock in either cash, stock or a combination thereof. Dividends may be paid only in accordance with the Bank’s Retained Earnings and Dividend Policy, as such may be amended by the Bank’s Board of Directors from time to time. (The Retained Earnings and Dividend Policy is discussed in more detail in the FHLBNY’s Form 10, Item 1, “Business,” sub-section “Retained Earnings and Dividends”, located on pages 27 and 28.) If declared, dividends shall be paid on a quarterly basis and shall be based on the average number of shares held by a stockholder during the quarter. The Board of Directors of the Bank may not declare a dividend if: (i) the Bank’s capital position is below its Minimum Regulatory Capital Requirement; or (ii) the Bank’s capital position will be below its Minimum Regulatory Capital Requirement after paying the dividend. The Bank also will not pay dividends if any principal or interest due on consolidated obligations issued through the Office of Finance has not been paid in full or, under certain circumstances, if the Bank becomes a noncomplying FHLBank under Finance Board regulations as a result of its inability to comply with regulatory liquidity requirements or to satisfy its current obligations.

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D.	Retained Earnings
The retained earnings, surplus, undivided profits and equity reserves, if any, of the Bank shall be owned by the stockholders of the Bank in an amount proportional to each stockholder’s share of the total shares of Class B Stock. However, the stockholders shall have no right to receive any portion of those items except through the declaration of a dividend or capital distribution approved by the Board of Directors or through the liquidation of the Bank.
E.	Rights in Case of Liquidation, Merger or Consolidation
In the event the Bank is liquidated, after payment of all creditors of the Bank, all shares of Class B Stock will be redeemed at par value, or if sufficient funds are not available to accomplish full redemption at par value, on a pro rata basis among all stockholders. If there is a full redemption at par value, any remaining assets following the redemption will be distributed on a pro rata basis among all stockholders. However, the Finance Board has authority to prescribe rules, regulations or orders governing the liquidation of a Federal Home Loan Bank that may modify, restrict or eliminate any of the rights set forth above. In the event the Bank merges with or consolidates into another Federal Home Loan Bank, stockholders shall be entitled to the rights and benefits set forth in the applicable plan of merger and/or terms established or approved by the Finance Board. Similarly, in the event another Federal Home Loan Bank is merged with or consolidated into the Bank, the holders of outstanding stock of the other Federal Home Loan Bank will be entitled to the rights and benefits set forth in any applicable plan of merger and/or terms established or approved by the Finance Board.
F.	Transfers of Capital Stock
A Member may not transfer any Class B Stock to any other person or entity, except when the charter of the Member is cancelled as a result of a merger or consolidation with or into another institution. In such a case, the Class B Stock will be transferred to the surviving institution as of the cancellation of the disappearing Member’s charter.
G.	Limitations on Issuance of Class B Stock
The Bank may issue Class B Stock only in accordance with its Capital Plan and the capital regulations adopted by the Finance Board. The Bank may issue Class B Stock only to Members, institutions that have been approved for membership and, under certain circumstances, to former Members (or their successors) that continue to hold Class B Stock. Only Members and, under certain circumstances, former Members, and institutions that have acquired Members or such former Members, including successors of such acquirers, may hold Class B Stock. Class B Stock will be issued in book entry form only. The Bank will act as its own transfer agent.

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H.	Redemptions of Stock
1. General
Shares of Class B Stock are subject to redemption at par value in cash by the Bank upon expiration of a five-year stock redemption period following the Bank’s receipt of a written notice of redemption from a Member. Shares of Class B Stock are also subject to redemption in connection with the termination of a Member’s membership in the Bank. See “Description of the Bank’s Capital Plan — Termination of Membership.” At the end of the five-year redemption period, the Member will receive the par value of the Capital Stock being redeemed unless the Capital Stock is then needed to support the Member’s Minimum Stock Investment Requirement or the redemption is precluded by other applicable limitations.
2. Redemption Notice
Redemption notices submitted by Members must be in writing and should identify the particular shares that are to be redeemed by reference to the subclass, the date acquired and the manner in which the shares were acquired. If a redemption notice does not identify the particular shares within a subclass to be redeemed, the shares to be redeemed will be identified using a last acquired, first redeemed method of identification within the specified subclass. Only one redemption notice may be outstanding at any time for particular shares of Class B Stock.
3. Cancellation of Redemption Notice
A redemption notice may be cancelled by giving written notice to the Bank at any time prior to the expiration of the five-year Stock Redemption Period. A redemption notice will be automatically cancelled if, within five business days of the expiration of the redemption period, the Member would be unable to meet its Minimum Stock Investment Requirement following such redemption. If a redemption of Class B Stock is cancelled, either by submission of a voluntary cancellation notice by the Member or by automatic cancellation, the Bank will charge a $500 cancellation fee. This fee may be waived only if the Bank’s Board of Directors determines that it has a bona fide business reason to do so and the waiver is consistent with Section 7(j) of the Bank Act. Section 7(j) requires that the Bank’s Board of Directors administer the affairs of the Bank fairly and impartially and without discrimination in favor of or against any Member.
4. Limitations on Redemption
Under Finance Board regulations and the Capital Plan, the Bank’s ability to redeem stock is subject to a number of contingencies. Accordingly, there can be no assurance that a Member’s shares of Class B Stock subject to a redemption notice or the shares of Class B Stock of a voluntarily withdrawing Member or an institution whose membership has been terminated will, in fact, be redeemed at the expiration of the applicable Stock Redemption Period. The potential limitations on redemptions are as follows:
(i)
In order to qualify for redemption upon the expiration of the applicable Stock Redemption Period, the shares subject to the Redemption Notice must be shares that are held in excess of the stockholder’s Minimum Stock Investment Requirement at that time. Moreover, as described above, if a redemption of such shares would be prevented within five business days of the expiration of the Stock

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Redemption Period because the Member would not meet its Minimum Stock Investment Requirement following the redemption, the Redemption Notice applicable to such shares will be automatically cancelled and the Member will be subject to the Redemption Cancellation Fee (unless otherwise waived by the Bank’s Board of Directors).

(ii)	The Bank may not redeem shares if, following such a redemption, it would not be in compliance with each of its Minimum Regulatory Capital Requirements.

(iii)
Approval from the Finance Board for the redemption of shares would be required if the Finance Board or the Board of Directors of the Bank determined that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges against the capital of the Bank. Under such circumstances, there can be no assurance that the Finance Board would grant such approval or, if it did, upon what terms it might do so.

(iv)
The Bank’s Board of Directors may, subject to certain conditions, determine to suspend redemptions if it reasonably believes that such redemptions would cause the Bank to fail to meet any of its Minimum Regulatory Capital Requirements, would prevent the Bank from maintaining adequate capital against potential risks that are not adequately reflected in its Minimum Regulatory Capital Requirements or would otherwise prevent the Bank from operating in a safe and sound manner. The Bank shall notify the Finance Board of any such suspension of redemption and may be required by the Finance Board to reinstitute the redemption of Class B Stock.

(v)
The Bank may not redeem shares if the principal or interest due on any consolidated obligations issued through the Office of Finance has not been paid in full, or, under certain circumstances, if the Bank becomes a noncomplying FHLBank under Finance Board regulations as a result of its inability to comply with regulatory liquidity requirements or to satisfy its current obligations.

5. Pro Rata Allocation of Redemptions
If, at any time, the five-year redemption period for Capital Stock owned by more than one Member has expired, either with respect to stock subject to a redemption notice or stock of a terminated or withdrawing member, and if the redemption by the Bank of such Capital Stock would cause the Bank to fail to be in compliance with any of its Minimum Regulatory Capital Requirements, then the Bank shall fulfill such redemptions as the Bank is able to from time to time, beginning with such redemptions as to which the redemption period expired on the earliest date and fulfilling such redemptions relating to that date on a pro rata basis from time to time until fully satisfied, and then fulfilling such redemptions as to which the redemption period expired on the next earliest date in the same manner, and continuing in that order until all of such redemptions as to which the redemption period has expired have been fulfilled.

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I.	Repurchases of Stock
1. Repurchases of Excess Membership Stock (Subclass B1 Stock)
The Bank may, but is not required to, repurchase for cash at par value Subclass B1 Stock that is not required to be held to meet a Member’s Membership Stock Purchase Requirement. If the repurchase is at the Bank’s initiative, the Bank will give written notice to the Member at least 10 business days prior to the date of the repurchase. If the repurchase is at the written request of the Member, the Bank will not provide notice to the Member prior to the repurchase. However, if the Bank determines that it will not repurchase any or all of the shares as requested in writing by a Member, the Bank promptly will so notify the Member.
2. Repurchases of Excess Activity-Based Stock (Subclass B2 Stock)
After the close of business on December 1, 2005 and then not less than monthly thereafter, the Bank will calculate and repurchase for cash at par value the amount, if any, of excess Activity-Based Stock held by each Member, subject to the limitations set forth below.
3. Identification of Repurchased Shares
The Capital Plan includes a methodology for the identification of shares to be repurchased by the Bank. Specifically, if a Member has one or more Redemption Notices applicable to the subclass of stock to be repurchased outstanding on a date that the Bank is to repurchase Excess Stock of that subclass, the Bank shall first repurchase shares subject to the Redemption Notice that has been outstanding for the longest period of time and then, to the extent necessary, shall repurchase shares subject to the Redemption Notice that has been outstanding for the next longest period of time and so on, until there are no remaining outstanding Redemption Notices with respect to the subclass to be repurchased, in which case, the shares to be repurchased shall be determined by the Bank using a last acquired, first repurchased method of identification. If the Bank is to repurchase Excess Stock of a subclass in an amount less than the amount of Capital Stock covered by a single outstanding Redemption Notice applicable to that subclass, then the Bank shall repurchase those shares covered by the Redemption Notice using a last acquired, first repurchased method of identification. To the extent the Bank repurchases shares of a subclass that are subject to a Redemption Notice, the repurchased shares shall be deducted from the outstanding Redemption Notice.
If a Member does not have any Redemption Notices applicable to the subclass to be repurchased outstanding as of the date the Bank is to repurchase Excess Stock of that subclass, then the shares to be repurchased shall be determined by the Bank using a last acquired, first repurchased method of identification.
4. Limitations on Repurchases of Class B Stock
Under Finance Board regulations and the Capital Plan, the Bank’s ability to repurchase Excess Stock is subject to a number of contingencies. Specifically, the Bank may not repurchase any Class B Stock if (i) following any such repurchase, the Bank would not be in compliance with each of its Minimum Regulatory Capital Requirements, (ii) following such repurchase, the Member would fail to maintain its Minimum Stock Investment Requirement, (iii) a determination has been made by the Finance Board or the Board of Directors of the Bank that the Bank has incurred, or is likely to incur, losses that result in, or are likely to result in, charges

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against the capital of the Bank, unless the Bank has obtained approval from the Finance Board for such repurchase, (iv) the Bank has suspended redemptions and the Finance Board has not approved the Bank’s repurchase of Capital Stock during the period such suspension is in effect, or (v) the principal or interest due on any consolidated obligation issued through the Office of Finance has not been paid in full, or (vi) under certain circumstances, if the Bank becomes a noncomplying Bank under Finance Board regulations as a result of its inability to comply with regulatory liquidity requirements or to satisfy its current obligations. Accordingly, there can be no assurance that some or all of a Member’s shares of Excess Stock or the shares of Excess Stock of an institution whose membership has been terminated will be repurchased by the FHLBank at any particular time.
J.	Retention of Redemption or Repurchase Proceeds as Collateral
If the Bank reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by the Member to the Bank, and the Member has failed to deliver additional collateral to resolve the existing or anticipated deficiency to the Bank’s satisfaction, then the Bank may retain the proceeds of any redemption or repurchase of Class B Stock as additional collateral until all such obligations have been satisfied or the existing or anticipated collateral deficiency is resolved to the Bank’s satisfaction.
K.	Material Differences Between Class B Stock and The Existing Capital Stock of the Bank
As discussed below, there are several material differences between the Class B Stock to be issued to Members on the Effective Date and existing Bank Stock.
On and after the Effective Date, Class B Stock can only be redeemed five (5) years following the receipt of a Member’s notice to withdraw or a request to redeem Excess Stock or after termination of membership. At the end of such five (5) year period, the Bank must redeem such stock unless it is needed to meet the institution’s Minimum Stock Investment Requirement or other limitations on redemption apply. In contrast, under the current capital structure, the Bank generally must redeem the stock of withdrawing Members after a six (6) month notice period and by terminated Members following their termination. Moreover, under the current structure, the Bank is under no obligation to redeem or repurchase excess stock of a Member, but it may do so in its discretion, at the request of a Member or upon its own initiative.
Class B Stock is divided into two subclasses, Membership Stock (Subclass B1 Stock) and Activity-Based Stock (Subclass B2 Stock), whereas there is only a single class of stock issued to Members under the existing capital stock structure. Under the new capital structure, Subclass B2 Stock is required to be issued to Members to capitalize advances as well as Acquired Member Assets that remain on the Bank’s balance sheet and the principal amount of delivery commitments for Acquired Member Assets. In contrast, under the current capital structure, Acquired Member Assets with an implied credit rating of at least AA or delivery commitments for Acquired Member Assets are not subject to any specific capital requirement.

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There are also differences between the Class B Stock and current Bank Stock with respect to limitations on the Bank’s ability to pay dividends to Members. Following the Effective Date of its Capital Plan, the Bank cannot declare or pay a dividend if the Bank is not in compliance with its Minimum Regulatory Capital Requirements or if such payment would result in its noncompliance with such capital requirements. There are no such limitations under the current capital structure, as the Minimum Regulatory Capital Requirements are not applicable to the Bank until the Effective Date.
Under the Capital Plan, upon the liquidation of the Bank, the holders of Class B Stock will be entitled to share in the assets of the Bank following the payment of creditors and the redemption of Class B Stock at par value. Under the current capital structure, it is less clear that the stockholders of the Bank would be entitled to share in any residual assets of the Bank upon a liquidation. Any liquidation, however, would remain subject to any regulations and orders issued by the Finance Board.
Another distinction between the new capital structure and the current structure relates to the potential liability of Members for capital calls or assessments by the Bank. The GLB Act requires the Bank to regularly review and adjust the minimum investment requirements of Members to ensure that the Bank remains in compliance with its Minimum Regulatory Capital Requirements. Under the Capital Plan, the Bank may increase the Minimum Stock Investment Requirement of Members within certain ranges in the Capital Plan or outside such ranges with the approval of the Finance Board. Under the current structure, there is no analogous statutory authority under which the Bank might require members to purchase additional Bank Stock.

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XI. RISK FACTORS AFFECTING THE BANK
Information on various risk factors affecting the Bank and the FHLBank System can be found in the FHLBNY’s Form 10, Item 2, “Financial Information”, sub-section “Management’s Discussion and Analysis”, beginning on page 36. Information on risks regarding the new capital structure may be found in the FHLBNY’s Form 10, Item 11, “Description of Registrant’s Securities to be Registered”, sub-section “Risks Relating to the New Capital Structure for the FHLBNY”, on pages 173 through 177.

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XII. MATERIAL FEDERAL INCOME TAX IMPLICATIONS
The following is a general summary of the anticipated U.S. Federal income tax implications of the exchange under the Capital Plan and certain other transactions to holders of Bank Stock. This discussion assumes that such shares are held as capital assets and does not address all of the U.S. Federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances.
The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect as of the date of the Information Statement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) as to the U.S. Federal income tax implications of the exchange, and the following discussion is not binding on the IRS or the courts. Furthermore, no assurance can be given that the IRS will not successfully challenge any of the conclusions set forth below. This discussion does not address tax consequences of the purchase, ownership, or disposition of the Class B Stock by holders of the Class B Stock other than those holders who acquired their Class B Stock pursuant to the exchange.
This summary does not constitute, and should not be considered as, legal or tax advice to members. The tax implications for individual members of the conversion and certain other transactions discussed herein will depend on the particular facts and circumstances of each such member. Members are strongly urged to consult their tax advisors as to the specific tax consequences to them of the conversion, including the application of federal, state, local and foreign income and other tax laws based on each member’s particular facts and circumstances.
PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, WE ARE INFORMING YOU THAT (A) THIS SUMMARY IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY YOU OR ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE U.S. FEDERAL TAX LAWS THAT MAY BE IMPOSED ON YOU OR ANY TAXPAYER, (B) THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS DISCUSSED HEREIN, AND (C) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
A.	Taxation of the Exchange
For shareholders that participate in the exchange, the Bank intends that the exchange will constitute a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, shareholders should not recognize any gain or loss upon the receipt of either subclass of the Class B Stock solely in exchange for the existing Bank Stock pursuant to the exchange. However, shareholders that have excess Subclass B2 shares repurchased on the Effective Date may be treated as receiving in the exchange transaction a combination of new Class B Stock and cash. Shareholders that are treated as receiving cash in the exchange

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transaction must recognize gain in an amount equal to the lesser of the cash received or the gain realized. Such gain recognized will be taxed as ordinary income if it has the effect of a dividend (determined with the application of the constructive stock ownership rules described below). The character of the gain (as ordinary income or as capital gain) might also differ, and shareholders should consult their tax advisors as to the possible tax consequences if cash were to be treated as being received in the exchange.
In addition, as a result of certain changes recently made to the Code, the receipt of “nonqualified preferred stock” in an otherwise tax-free reorganization may be taxable to the recipient in certain circumstances as if cash had been received in an amount equal to the fair market value of the nonqualified preferred stock. However, nonqualified preferred stock is generally defined as stock that is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, provided, in general, that the stock is also redeemable by the holder or callable by the issuer (and it is more likely than not that the issuer will exercise its call right). As recently amended, the Code provides that stock will not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation. In addition, analogous authority under Section 305 of the Code defines “preferred” stock as stock that, in relation to other classes of stock, enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation preferences), but does not participate in corporate growth to any significant extent. Stock that meaningfully participates with common stock in dividends and liquidation proceeds is treated as stock that is not preferred for purposes of Section 305. Under this authority, the Bank believes that the Class B Stock should be treated as common stock, not preferred stock. The holders of Class B Stock are deemed to “own” the retained earnings, surplus, undivided profits and equity reserves of the Bank, and the Class B Stock is the only class that participates in such items of growth. The Class B Stock participates in dividends and on liquidation without preference or limitation. Moreover, under the GLB Act, shares in any FHLBank can only be issued, sold, redeemed or repurchased at their par value. Thus, shareholders of an FHLBank can only participate in the growth of the FHLBank through dividends and liquidation proceeds, and therefore the Bank believes that the Class B Stock should be viewed as stock that participates in corporate growth to a significant extent. Accordingly, the Bank believes that the Class B Stock should not be viewed as nonqualified preferred stock.
Shareholders that timely choose to withdraw from membership prior to the Effective Date will have all of their existing Bank Stock redeemed entirely for cash provided that the shareholder has no outstanding indebtedness or obligations owed to the Bank. Such redemption should be taxed under the rules of Section 302 of the Code, depending on each shareholder’s particular facts and circumstances, as either a sale or exchange of such stock (generally subject to capital gain treatment) or as a dividend (taxable in full, generally, as ordinary income). Assuming the redemption results in a complete termination of interest (taking into account the constructive ownership rules of Section 318 of the Code), the withdrawing member should recognize capital gain or loss equal to the difference between the amount realized in the transaction and the shareholder’s tax basis in the redeemed shares. The application of Code Section 302 is discussed in detail immediately below.

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B.	Taxation of Stock Redemptions and Repurchases
As discussed herein, under the pre-GLB Act version of the Bank Act, the existing Bank Stock held by a shareholder that was in excess of the shareholder’s stock requirement was redeemable at the Bank’s discretion. The GLB Act amended the Bank Act to, among other things, replace the existing subscription capital stock structure with a new structure that contemplates the issuance of Class B Stock. Pursuant to the GLB Act and Finance Board regulations, Class B Stock is redeemable in cash and at par five years following the receipt by the Bank of a written notice from the shareholder of its intent to redeem such shares or withdraw from membership or the date of its termination from membership, provided that, and assuming a notice is not subsequently withdrawn by the shareholder, certain conditions are met at that subsequent time, including that (i) following the redemption the shareholder continues to meet its Minimum Stock Investment Requirement, and the Bank continues to meet its Minimum Regulatory Capital Requirements, (ii) in the event of an impairment of the Bank’s capital, the Finance Board approves the redemption, (iii) the Bank has not decided, based on certain circumstances, to suspend redemptions, and (iv) there has not been any default on the payment of principal or interest due on any consolidated obligation issued through the Office of Finance. If redemptions by more than one shareholder pursuant to a redemption or withdrawal notice or termination of membership would cause the Bank to fail to be in compliance with its Minimum Regulatory Capital Requirements, the Bank will fulfill such redemptions as it is able, beginning with redemptions as to which the Stock Redemption Period expired on the earliest date, and then the next earliest date, continuing in that order until all such redemptions as to which the Stock Redemption Period has expired have been fulfilled. Furthermore, if the Bank reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by a shareholder to the Bank and the shareholder has failed to deliver additional collateral to resolve such deficiency, the Bank may retain the proceeds of redemption of Class B Stock until all such obligations have been satisfied or the deficiency is resolved to the Bank’s satisfaction. In addition, pursuant to the Finance Board regulations, the Bank, at its discretion, may repurchase from a shareholder any outstanding capital stock that is in excess of the shareholder’s Minimum Stock Investment Requirement, subject to certain restrictions.
For redemption or repurchase transactions that are properly treated as separate from the exchange, a shareholder’s receipt of cash in the stock redemption or repurchase transaction will be taxed under the rules of Section 302 of the Code, which provide that the redemption or repurchase will, depending on the shareholder’s particular facts and circumstances, be taxed either as a sale or exchange of such stock (generally subject to capital gain treatment) or as a dividend (taxable in full, generally, as ordinary income). A redemption or repurchase transaction will be treated as a “sale or exchange” of stock (rather than as a dividend) if the transaction: (i) is “not essentially equivalent to a dividend,” (ii) is “substantially disproportionate” with respect to the shareholder, or (iii) results in a “complete termination” of the shareholder’s stock in the Bank with respect to the shareholder (each as described below). In the case of Class B Stock outstanding after the exchange, these tests would be applied as follows:
(i)
Not Essentially Equivalent to a Dividend. The receipt of cash by a shareholder in exchange for Class B Stock pursuant to a redemption or repurchase of such stock will generally be “not essentially equivalent to a

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dividend” within the meaning of Section 302(b)(1) of the Code if the sale of Class B Stock results in a “meaningful reduction” of the shareholder’s interest in the Bank. This test is applied on a facts and circumstances basis. In one published ruling involving a widely held corporation where the IRS held that dividend treatment will not apply if, taking into account the constructive ownership rules set forth in Section 318 of the Code (described below), (a) the shareholder’s relative stock interest in the Bank is minimal, (b) the shareholder exercises no control over the Bank’s affairs, and (c) there is a reduction in the shareholder’s proportionate interest in the Bank.

(ii)
A Substantially Disproportionate Redemption. The receipt of cash by a shareholder in exchange for Class B Stock pursuant to a redemption or repurchase of such stock generally will be “substantially disproportionate” with respect to such shareholder within the meaning of Section 302(b)(2) of the Code if the percentage of the then outstanding Class B Stock (and the percentage of voting stock of the corporation) actually and constructively owned by the shareholder immediately following the exchange of Class B Stock pursuant to the redemption or repurchase is less than 80 percent of the percentage of the outstanding Class B Stock (and the percentage of voting stock of the corporation) actually and constructively owned by such shareholder immediately before such exchange, provided that immediately after the exchange such shareholder owns actually and constructively less than 50 percent of the total voting power of the Bank.

(iii)
A Complete Termination of Interest. The receipt of cash by a shareholder will result in a “complete termination of interest” in the Bank by the shareholder within the meaning of Section 302(b)(3) of the Code if all of the Class B Stock actually and constructively owned by the shareholder is sold pursuant to the redemption or repurchase.

In determining whether any of the foregoing tests are satisfied, a shareholder must take into account both Class B Stock actually owned by such shareholder and any Class B Stock considered as owned by such shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code. Under these rules, a shareholder generally will be considered to own Class B Stock which such shareholder has the right to acquire by the exercise of an option (which may include an unvested option) or warrant and Class B Stock owned (and, in some cases, constructively owned) by certain entities (such as corporations, partnerships, trusts and estates) in which such shareholder, or a related entity, has an interest. In addition, while not free from doubt, it is possible that an acquisition or disposition of Class B Stock substantially contemporaneous with the redemption or repurchase will be taken into account in determining whether any of the tests described above are satisfied.
If any one of the three tests above is satisfied with respect to a shareholder, and, assuming the exchange and redemption or repurchase transaction are viewed as separate, independent

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transactions, the tendering shareholder will recognize capital gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the repurchase or redemption and the shareholder’s tax basis in the Class B Stock transferred to the Bank. In contrast, if the exchange and redemption or repurchase transactions are viewed as separate transactions but none of the above three tests are satisfied with respect to a shareholder, such shareholder will be treated as having received a dividend distribution, taxable as ordinary dividend income to the extent of the Bank’s available current or accumulated earnings and profits (without reduction for the tax basis of the Class B Stock sold to the Bank pursuant to the redemption or repurchase). Any cash received in excess of such earnings and profits will be treated, next, as a non-taxable return of capital to the extent of the shareholder’s basis in all of its Class B Stock, and, thereafter, as a capital gain to the extent it exceeds the shareholder’s basis. The Bank anticipates that its available earnings and profits will be such that all amounts treated as a dividend distribution will be taxed entirely as ordinary income. In this event, under current Treasury Regulations, the shareholder’s basis in the Class B Stock sold pursuant to the redemption or repurchase will be added to the shareholder’s basis in its remaining Class B Stock. In general, dividends paid by the Bank to its corporate shareholders will not be subject to the dividends received deduction of Section 243.
C.	Share Identification
As noted above, a shareholder may obtain redemption of excess shares of Class B Stock by providing written notice to the Bank requesting redemption. The notice must identify the particular shares to be redeemed by reference to the subclass, the date of acquisition and the manner in which the shares were acquired, and the shares may not be the subject of an outstanding request for redemption. If the redemption notice fails to identify the particular shares to be redeemed, the shares to be redeemed will be identified using a last acquired, first redeemed method of identification within the specified subclass. If at the time of a repurchase the shareholder has an outstanding redemption request applicable to the subclass of stock to be repurchased, the Bank shall repurchase (i) excess stock that is subject to a redemption request that has been outstanding the longest length of time, followed by (ii) excess stock that was outstanding the next longest period of time, until there are no remaining outstanding redemption requests and (iii) then by using a last acquired, first repurchased method of identification. If a shareholder does not have an outstanding redemption request applicable to the subclass to be repurchased as of the date that the Bank is to repurchase shares of Class B Stock, the shares to be repurchased shall be determined by the Bank using a last acquired, first repurchased method of identification. In the case of either redemption or repurchase transactions that are treated as sales or exchanges, the amount of a shareholder’s gain or loss may be affected by the specific shares and their adjusted tax basis that are treated as being redeemed or repurchased. Similarly, in the case of an actual sale or transfer of shares to another shareholder, the amount of gain or loss could be affected by the specific shares that are identified or deemed identified as being sold. In general, a shareholder’s basis in Class B Stock may differ from its par value in various cases, such as where the shareholder has received prior tax-free stock dividends or, under current Treasury regulations, where previous redemption or repurchase transactions were taxed as dividends.

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D.	Future Distributions on the Class B Stock
Following the exchange, the Bank may pay dividends on the Class B Stock in the form of cash or additional Class B Stock from time to time, but only in accordance with the Bank’s Retained Earnings and Dividend Policy, as such may be amended by the Bank’s Board of Directors from time to time. However, while the Bank is authorized under the Capital Plan to pay dividends in the form of additional Class B Stock and may do so in the future, the Bank currently expects only to pay cash dividends. The treatment of cash and stock dividends is discussed below. All holders of Class B Stock shall be entitled to receive all dividends declared on the Class B Stock during a Stock Redemption Period.
1. Cash Distributions
If a dividend distribution is paid in cash, the distribution is first treated as ordinary dividend income to the extent of the Bank’s current or accumulated earnings and profits. The amount of the distribution received in excess of such earnings and profits will be treated, next, as a non-taxable return of capital to the extent of the shareholder’s basis in its Class B Stock, and, thereafter, as a capital gain to the extent it exceeds the shareholder’s basis. The Bank anticipates that its available earnings and profits will be sufficient such that cash distributions provided by the Bank will be taxed in full as ordinary dividend income. In general, dividends paid by the Bank to its corporate shareholders will not be subject to the dividends received deduction of Section 243.
2. Stock Distributions
As noted above, the holders of Class B Stock are deemed to own the retained earnings, surplus, undivided profits and equity reserves of the Bank, and the Class B Stock is the only class that participates in such items of growth. The Class B Stock participates in dividends and liquidations, without preference or limitation. Accordingly, the Bank believes that the Class B Stock should be viewed as common stock for purposes of Section 305. Therefore, if circumstances were to change and the Bank were to decide in the future to pay a stock dividend, a distribution of common stock payable as a dividend on outstanding common stock is generally tax-deferred to the recipient shareholder under Section 305(a) of the Code. However, the IRS in the past (prior to the GLB Act) attempted to treat stock dividends paid by an FHLBank as taxable under a special exception contained in Section 305(b)(1), which provides that a distribution by a corporation of its stock will be treated as a taxable dividend distribution if, at the “election” of any of the shareholders, the distribution is payable either in the corporation’s stock or in cash or other property. Accordingly, in the case of the Bank, if any one shareholder has such an “election,” the distribution will be taxable to all the recipient shareholders, regardless of whether the election is actually exercised. However, several courts held and, ultimately, the IRS ruled that a pattern exhibited by an FHLBank in granting shareholder requests to have excess stock redeemed did not confer upon the shareholder an “election” under Section 305(b)(1) to receive a dividend in the form of stock or cash, given the discretion vested in the FHLBank under applicable laws and regulations (prior to the GLB Act) in honoring such requests.
In the case of a Class B Stock dividend payable after the exchange on outstanding Class B Stock, the shareholder shall be responsible for maintaining records and procedures to identify the particular shares of Class B Stock distributed. The Capital Plan permits a shareholder to identify

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particular shares to be redeemed, and in the absence of specific identification, the shareholder will be deemed to have identified shares as shares to be redeemed on a last acquired, first redeemed basis. Assuming these identification procedures are considered adequate, the Bank does not believe that the receipt of such a Class B Stock dividend should be currently taxable under Section 305(b)(1) of the Code merely because, under the Finance Board regulations, shares of such stock are redeemable if certain conditions are met. In particular, the shareholder must first submit its written redemption notice which must specify the particular shares subject to the redemption request by reference to the subclass, the date of acquisition and amount (if particular shares are not identified, the notice will be deemed to request redemption of the last acquired shares that are not already subject to a pending redemption request) and then such shares may be redeemed following the expiration of a five-year period, assuming the notice is not subsequently withdrawn by the shareholder, and provided certain conditions are met at that subsequent time, including that following the redemption the shareholder continues to meet its Minimum Stock Investment Requirement, that the Bank continues to meet its Minimum Regulatory Capital Requirements, that in the event of an impairment of the Bank’s capital, the Finance Board approves the redemption, that the Bank has not decided, based on certain circumstances, to suspend redemptions and the principal or interest due on any consolidated obligation issued through the Office of Finance has not been paid in full.
Moreover, while the matter is not free from doubt, the Bank believes that its right to repurchase excess Class B Stock held by a shareholder does not render a Class B Stock dividend payable on outstanding Class B Stock taxable under Section 305(b)(1) because such right, as under pre-GLB Act law, is within the Bank’s discretion. While the Capital Plan provides that the Bank will repurchase excess Activity-Based Stock from time to time (but not less than monthly), the Bank’s ability to make such repurchases is subject to a number of limitations in the Capital Plan that involve the discretion of the Bank and/or Finance Board, and the continuing discretion of the Bank to amend this provision subject to Finance Board approval, and thus it is not intended, nor should a shareholder view, that any such provision in the Capital Plan confers any right or guaranty, or any obligation on the part of the Bank, to have stock repurchased. Accordingly, although no assurance can be given, the Bank believes that pre-GLB Act tax authorities continue to apply to prevent application of section 305(b)(1). However, a dividend payable in Class B Stock on outstanding Class B Stock conceivably could be currently taxable under other provisions of the Code, including other provisions contained in Section 305(b). Accordingly, shareholders should consult their tax advisors regarding the treatment of stock dividends.
To the extent that the receipt of a stock dividend is tax-deferred, the basis in the old stock with respect to which the new Class B Stock was issued is generally allocated between the old and new stock in proportion to the fair market value of each on the date of distribution, and the holding period of the new Class B Stock received will generally include the period for which the shareholder held the old Class B Stock. If the stock distribution is taxable, the fair market value of the stock distributed must be treated by the shareholder as an ordinary dividend distribution, taxable as described above, and the shares received in the distribution will have a fair market value basis, and a new holding period for the new shares will begin as of the date following the acquisition of such shares by the shareholder.

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The Bank may choose to pay cash for fractional shares resulting from a stock dividend. Under applicable Treasury regulations and rulings, the payment of cash should not affect the tax-deferred treatment of the stock dividend since (i) the amount of cash is not expected to exceed one percent (1%) of the total fair market value of the shares distributed, (ii) no shareholder will have any right or election to receive cash; instead, any cash will be distributed solely to avoid the expense and administrative inconvenience of issuing fractional shares, and (iii) the cash will not represent separately bargained-for consideration. Shareholders that receive cash in lieu of fractional shares under these circumstances should be treated as having first received such fractional share in the distribution and then as having received cash in redemption of the fractional share.
E.	Possible Characterization of the Class B Stock as “Section 306 stock”
Special treatment applies under Section 306 of the Code when a shareholder sells, redeems or otherwise disposes of so-called “Section 306 stock.” In general, Section 306 is designed to prevent the bail out of ordinary corporate earnings at capital gains rates, without dilution in the shareholder’s right to participate in the equity growth in the corporation. Section 306 generally applies to preferred stock that is received as a tax-deferred stock dividend or in certain tax-deferred reorganizations, where the transaction has substantially the same effect as a stock dividend or where the stock was received in exchange for outstanding Section 306 stock. While a distribution of common stock on outstanding common stock is expressly excluded from Section 306, neither Section 306 nor the regulations thereunder contain guidance for determining whether a particular class of stock should be treated as common or preferred stock. On some occasions, the IRS has followed the definition of preferred stock contained in the Section 305 regulations. On other occasions, the IRS has examined whether a class of stock can achieve the prohibited bail-out effect.
As noted above, the characterization of Class B Stock for U.S. Federal income tax purposes is not entirely clear. Since Class B Stock is neither limited nor preferred as to dividends and is considered to “own” the retained earnings and surplus of the Bank, the Bank believes that the Class B Stock should be viewed as common stock for purposes of Section 306. In addition, it is doubtful that the Class B Stock could be used to achieve the prohibited bail out that Section 306 is designed to prevent. However, because the Class B Stock is redeemable at a fixed price, the IRS may assert that the Class B Stock should be treated as if it were preferred stock for Section 306 purposes. If the IRS were to successfully make this assertion, then Class B Stock could be viewed as Section 306 stock if received tax-deferred as a stock dividend to the extent that
(i) receipt of cash in lieu of Class B Stock received in the exchange would be viewed as a dividend or (ii) such stock was received in the exchange in exchange for outstanding Section 306 stock. Shares of Class B Stock that are exchanged for existing Bank Stock might also be Section 306 stock to the extent any shares of existing Bank Stock are considered Section 306 stock.
In general, the Bank anticipates that its available earnings and profits will be sufficient at the relevant times such that, unless a special exception applies, if a shareholder disposes of Section 306 stock by means of a sale, redemption or other disposition, the amount realized should be treated as ordinary income without any offset for the tax basis in the transferred shares. No loss on a sale or other disposition is allowed; any unrecovered basis would be allocable to

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other shares retained, but if the shareholder has no other retained shares, it conceivably may lose such basis entirely. For these purposes, a disposition of Section 306 stock includes a pledge of such stock under certain circumstances, particularly where the pledgee can look only to the stock itself as its security.
The preceding discussion does not constitute, and should not be considered as, legal or tax advice to shareholders. The preceding discussion is general in nature and does not consider any particular shareholder’s individual facts and circumstances. Since the tax consequences of the exchange and certain other transactions discussed herein to shareholders will depend on their particular facts and circumstances, shareholders are strongly urged to consult their tax advisors as to the tax implications to them of the exchange and other transactions discussed herein.

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XIII. ACCOUNTING CONSIDERATIONS
The following is a general discussion of Members’ anticipated accounting treatment of the Capital Plan implementation based upon applicable accounting standards as of the date of this Information Statement. However, Members should note that the discussion is general in nature, may not address the particular facts and circumstances of a Member’s individual accounting situation and is not intended as accounting advice. For these reasons, the Bank strongly recommends that all Members consult with their own accountants regarding the anticipated accounting treatment for (1) receipt of Class B Stock in exchange for shares of existing Bank Stock held by Members, (2) redemption of existing Bank Stock held by Members that opt out of the Capital Plan, and (3) redemption or repurchase of any of the Class B Stock received upon or after implementation of the Capital Plan.
The receipt of Class B Stock in exchange for existing Bank Stock will probably not cause Members to realize any gain or loss for accounting purposes. This conclusion is supported by accounting principles and precedents. First, in order to realize a gain (or loss) on the exchange of existing Bank Stock for Class B Stock, Members would have to receive (or lose) something of “value” that they do not already directly or indirectly have. It is the Bank’s position that, from an accounting perspective, there is no incremental value received by Members at the time of the exchange of existing Bank Stock for Class B Stock.
Second, for accounting purposes, the receipt of Class B Stock in exchange for existing Bank Stock is a non-monetary, or non-cash, transaction. Generally, non-monetary transactions are based on the fair value of the items being exchanged. If the property received has a higher (or lower) fair value than the property surrendered, a gain (or loss) is recognized on the transaction. There are exceptions to using fair value as the basis of valuation of a non-monetary transaction. If fair values are not determinable within reasonable limits or if the exchange is not necessarily the culmination of the earnings process, the exchange should be based on the recorded cost of the asset surrendered.
The Bank believes that the recorded cost of the asset surrendered should be used to determine whether there is a gain (or loss) on the exchange. The Bank believes that the fair value of neither the existing Bank Stock nor the Class B Stock can reasonably be determined because their ownership is restricted to Members of the Bank and such shares lack a trading market. This conclusion is consistent with relevant accounting literature, as reflected in paragraph 5.95 of the AICPA Audit and Accounting Guide for Banks and Savings Institutions.
The Bank also believes that the exchange of stock does not constitute the culmination of the earnings process. In the exchange process, Members are converting from one form of equity ownership interest to a slightly different form, but the underlying purpose of such ownership to a Member — access to the Bank’s products and services — will not change. After the exchange, Members will still be required to maintain an ownership interest (at whatever level and in whatever proportions may be prescribed) in order to continue to have access to the Bank’s products and services. In addition, the fundamental characteristics of the Members’ equity ownership remain the same before and after the exchange.

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As a result of the above, the exchange of existing Bank Stock for Class B Stock should be valued at the recorded cost of the asset surrendered. Since both existing Bank Stock and Class B Stock are valued at their $100 per share par value, there should be no realization of gain or loss for accounting purposes.
The Bank also believes that the above analysis is applicable to the Bank’s (1) redemption of existing Bank Stock if the Member opts out of the Capital Plan; and (2) redemption and repurchase of Class B Stock after implementation of the Capital Plan. Redemptions and repurchases are made at a par value of $100, which is the same par as the existing Bank Stock on the Member’s financial statements. While there should be no gain or loss to a Member upon redemption, should a Member opt out of the Capital Plan, once the Class B Stock is redeemed on the Effective Date, the former Member will no longer have access to the Bank’s products and services.
Information regarding the adoption of Financial Accounting Standard Board (“FASB”) Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (FASB No. 150) may be found in the FHLBNY’s Form 10, Item 2, “Financial Information”, sub-section “Accounting and Reporting Developments” on pages 48 through 49, and also in Item 11, “Description of Registrant’s Securities to be Registered,” sub-section “Capital Plan Exchange”, located on pages 160 through 161.
As noted above, the Bank strongly recommends all Members to consult with their own accountants as to the potential impact of redemption of any of the Class B Stock received upon or after implementation of the Capital Plan.

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XIV. DIRECTORS AND EXECUTIVE OFFICERS INFORMATION
General information about the Bank’s Directors and Executive Officers can be found in the Bank’s Form 10 at Item 5, “Directors and Executive Officers”, located on pages 160 through 164.

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XV. FINANCIAL STATEMENTS
The financial statements referenced in the Bank’s Form 10 at Item 13, “Financial Statements and Supplementary Data”, located on page 179, are hereby incorporated by reference into this Information Statement.

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EXHIBIT A: SAMPLE OPT-OUT NOTICE
{to be provided to both the Federal Housing Finance Board and the Bank by no later than November 21, 2005}
_______ __, 2005
Executive Secretariat
Federal Housing Finance Board
1625 Eye Street, NW
Washington, DC 20006-4001

RE:	NOTICE OF OPT OUT OF FEDERAL HOME LOAN BANK OF NEW YORK (“BANK”) CAPITAL CONVERSION AND WITHDRAWAL FROM MEMBERSHIP
Dear Sir/Madam:
With this letter, [insert name of institution] hereby provides notice that it is opting out of the conversion of its existing Bank Stock to new Capital Stock and withdrawing from membership in the Bank.
Sincerely,
[signature of officer of the Member]

cc:	Federal Home Loan Bank of New York
Attn: President
101 Park Avenue
New York, NY 10178-0599

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EXHIBIT B: SAMPLE INSTALLMENT PLAN NOTICE
{to be provided to the Bank by no later than November 21, 2005}
_______ __, 2005
Federal Home Loan Bank of New York
Attn: President
101 Park Avenue
New York, NY 10178-0599

RE:	NOTICE TO USE INSTALLMENT PLAN IN CONNECTION WITH THE FEDERAL HOME LOAN BANK OF NEW YORK’S (“BANK”) CAPITAL CONVERSION
To the President of the Federal Home Loan Bank of New York:
With this letter, [insert name of institution] hereby provides notice to you that, as an institution that was a Member of the Bank on or prior to November 12, 1999, it intends to use the installment plan option referenced at Section 8.1.1.1 of the Bank’s Capital Plan in connection with the Bank’s capital conversion.
Sincerely,
[signature of officer of the Member]

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EXHIBIT C: THE CAPITAL PLAN
As of June 8, 2005
AMENDED AND RESTATED
CAPITAL PLAN
of the
Federal Home Loan Bank of New York
The Capital Plan was originally approved by the Board of Directors on
July 10, 2002, with additional changes ratified by the Board on July 18, 2002;
it was then approved by the Federal Housing Finance Board on July 18, 2002.
The Amended and Restated Capital Plan was approved by the Board on
April 21, 2005 and approved by the Federal Housing Finance Board on
June 8, 2005.

FHLBNY Capital Plan

Table of Contents

Definitions	iv
1. Overview	1
2. The Capital Structure	2
2.1 Authorized Stock	2
2.1.1 Par Value	2
2.1.2 Ownership of Retained Earnings	2
2.2 Purchase, Redemption and Repurchase of Stock	2
2.2.1 Purchase of Capital Stock	2
2.2.2 Redemption of Capital Stock by Members	3
2.2.3 Repurchase of Excess Stock by the FHLBNY	4
2.2.4 Limitations on Redemptions and Repurchases	5
2.2.5 Retirement of Redeemed and Repurchased Stock	6
2.2.6 Transfer of Capital Stock	6
2.2.7 Limitation on Converting or Exchanging Excess Stock as Between Subclasses	6
2.3 Dividends	7
2.4 Rights Upon Liquidation, Merger or Consolidation of the FHLBNY	7
2.4.1 Liquidation of the FHLBNY	7
2.4.2 FHLBNY Acquired by another Federal Home Loan Bank	7
2.4.3 FHLBNY Acquires Other Federal Home Loan Bank	7
3. Responsibilities of Directors and Management and Voting of Stock	8
3.1 Responsibilities of Directors and Management	8
3.2 Voting Rights	9
4. Member Stock Purchase Requirements	10
4.1 Membership Stock Purchase Requirement	10
4.2 Activity-Based Stock Purchase Requirement	10
4.3 Periodic Review of Capital Stock Purchase Requirements	11
4.4 Member Compliance with Adjusted Requirements	12
5. Capital Requirements of the FHLBNY	13
5.1 Statutory Capital Requirements	13
5.1.1 Total Capital Requirement	13
5.1.2 Leverage Capital Requirement	13
5.1.3 Permanent Capital Requirement	13
5.1.4 FHFB Authority to Require More Capital	13
5.2 Risk-Based Capital Requirement	13
5.2.1 Credit Risk Capital Requirement	14
5.2.2 Market Risk Capital Requirement	14
5.2.3 Operations Risk Capital Requirement	15
6. Reporting Requirements to the Finance Board	16
6.1. Changes in Membership	16

FHLBNY Capital Plan	i

6.2 Leverage and Risk Based Capital	16
6.3 Voting Shares	16
7. Termination of Membership in the FHLBNY	17
7.1 Voluntary Withdrawal from Membership	17
7.1.1 Written Notification	17
7.1.2 Access to Benefits of Membership	17
7.1.3 Finance Board Notification	17
7.1.4 Finance Board Certification	17
7.1.5 Disposition of Claims	17
7.1.6 Effective Date of Withdrawal	18
7.2 Involuntary Termination of Membership	18
7.2.1 Written Notification	18
7.2.2 Access to Benefits of Membership	18
7.2.3 Disposition of Claims	18
7.3 Merger or Consolidation of Members	19
7.3.1 Termination of Charter and Stock Redemption Period	19
7.3.2 Capital Stock Requirement of Surviving Member	19
7.4 Merger or Consolidation of Member into a Member of another Federal Home Loan Bank or into a Nonmember	20
7.4.1 General	20
7.4.2 Disposition of Claims	20
7.4.3 Acquiring Institution Applies for FHLBNY Membership	21
7.5 Relocation of Principal Place of Business	21
7.5.1 General	21
7.5.2 Disposition of Claims	21
8. The Transition Plan	23
8.1 Transition Process	23
8.1.1 Member Election	23
8.1.2 Plan of Reorganization	26
8.1.3 Post-Transition Stock Purchases	27
9. Reviews of the FHLBNY’s Capital Plan	28
9.1 Independent CPA Review	28
9.2 NRSRO Review	28
9.3 Internal Market Risk Model Review	28
9.4 Internal Market Risk Model & Risk Management Procedure Approval by FHFB	28
9.5 FHLBNY Determination regarding the Capital Plan	28
10. Amendments to the Capital Plan and Notices	29
10.1 Amendments to the Capital Plan	29
10.2 Notices Relating to the Capital Plan	29
10.2.1 Notices by the FHLBNY	29
10.2.2 Notices to the FHLBNY	29

FHLBNY Capital Plan	ii

Appendix I — Member Stock Purchase Requirements	30
A. Membership Stock Purchase Requirement	30
B. Activity-Based Stock Purchase Requirement	31

FHLBNY Capital Plan	iii

Definitions
For purposes of the Capital Plan, all capitalized terms used but not defined elsewhere have the meanings set forth below. In the Capital Plan unless the context otherwise requires, words describing the singular number include the plural and vice versa.
Activity-Based Stock means Capital Stock that is purchased and held by a Member to meet the Member’s Activity-Based Stock Purchase Requirement.
Activity-Based Stock Purchase Requirement means the requirement under which a Member must acquire and maintain a specific amount of Activity-Based Stock based on the specified value of certain transactions of the Member with the FHLBNY as described in Section 4.2 of the Capital Plan.
Acquired Member Assets or AMA means assets acquired by the FHLBNY from a Member through either a purchase or funding transaction under Part 955 of the Regulations, and includes assets acquired through transactions undertaken through the FHLBNY’s “Community Mortgage Asset” program.
Advances Agreement means the Bank’s Advances, Collateral Pledge and Security Agreement, as may be amended from time to time.
Bank Act means the Federal Home Loan Bank Act, as amended.
Bank Stock means the capital stock of the FHLBNY outstanding prior to the Effective Date.
Board of Directors means the Board of Directors of the FHLBNY.
Calculation Date means the business day immediately prior to the Effective Date.
Capital Plan means the capital plan of the FHLBNY as adopted by the Board of Directors and approved by the Finance Board, as amended from time to time.
Capital Stock means all shares of Class B Stock issued by the FHLBNY, including subclasses, in accordance with the Bank Act, the Regulations and the Capital Plan.
Class B Stock means the capital stock that has the characteristics of Class B stock as described in the Bank Act and the Regulations, and as specified in Section 2.1 of the Capital Plan.
Credit Risk Capital Requirement means the amount of Permanent Capital that is required to support the FHLBNY’s credit risk, as defined by Section 932.4 of the Regulations.
DDA Account means a Member’s Demand Deposit Account established at the FHLBNY.
Derivative Contract means a financial contract the value of which is derived from the values of one or more underlying assets, reference rates, or indices of asset values, or credit-related events.
Effective Date means the date selected by the Board of Directors that shall be within eighteen months of the Finance Board’s written approval of this Capital Plan, upon which outstanding shares of Bank Stock are exchanged for shares of Capital Stock in accordance with the Capital

FHLBNY Capital Plan	iv

Plan.
Excess Stock means the shares of each subclass of Capital Stock held by a Member, or Other Institution, that exceeds the Member’s, or Other Institution’s, Membership Stock Purchase Requirement or Activity-Based Stock Purchase Requirement related to the respective subclass.
FHFB or Finance Board means the Federal Housing Finance Board, the regulatory and supervisory agency for the Federal Home Loan Banks.
FHLBNY means the Federal Home Loan Bank of New York.
GAAP means Generally Accepted Accounting Principles in the United States of America.
General Allowance for Losses means an allowance established by the FHLBNY in accordance with GAAP for expected losses, but does not include any amounts held against specific assets of the FHLBNY.
Market Risk Capital Requirement means the amount of Permanent Capital to support the FHLBNY’s market risk, as required by Section 932.5 of the Regulations.
Member means an institution that: (i) has been approved for membership by the FHLBNY in accordance with Part 925 of the Regulations and which has purchased the required amount of Bank Stock, or (ii) has purchased the required amount of Bank Stock, or (iii) has satisfied the Membership Stock Purchase Requirement, as applicable.
Membership means all the rights, privileges and obligations associated with being a Member.
Membership Stock means Capital Stock that is purchased and held by each Member to meet the Membership Stock Purchase Requirement.
Membership Stock Purchase Requirement means the level of Membership Stock that must be purchased and maintained by a Member as a condition of Membership as described in Section 4.1 of the Capital Plan.
Member Stock Purchase Requirements means, respectively, the Activity-Based Stock Purchase Requirement and the Membership Stock Purchase Requirement.
Minimum Regulatory Capital Requirement means a minimum regulatory capital requirement for the FHLBNY established by the Regulations, as referred to in Sections 5.1.1, 5.1.2, 5.1.3 and 5.2 of the Capital Plan, or on a basis specifically applicable to the FHLBNY by the Finance Board, as referred to in Section 5.1.4 of the Capital Plan.
Minimum Stock Investment Requirement means the Capital Stock that a Member or Other Institution is required, as applicable, to hold to meet its Membership Stock Purchase Requirement and the Capital Stock that a Member or Other Institution is required, as applicable, to hold to meet its Activity-Based Stock Purchase Requirement. For avoidance of doubt, in order for a Member or Other Institution to be deemed to satisfy its Minimum Stock Investment Requirement it must at the relevant point in time hold both the number of shares of Membership Stock required to meet, to the extent applicable, the Member’s or Other Institution’s Membership Stock Purchase Requirement and the number of shares of Activity-Based Stock required to meet, to the extent applicable, the Member’s or Other Institution’s Activity-Based Stock Purchase Requirement.

FHLBNY Capital Plan	v

Mortgage-related Assets means loans and participations in loans secured by residential real property and mortgage-backed securities, all as defined in Section 950.1 of the Regulations; loans secured by manufactured housing; certain other mortgage-related securities; and certain loans secured by nonresidential nonfarm real property, as listed and described in Appendix I.
Opt-Out Date means the date that is ten days prior to the Effective Date.
Operations Risk Capital Requirement means the amount of Permanent Capital that is required to support the FHLBNY’s operations risk, as required by Section 932.6 of the Regulations.
Other Institution means a financial institution that is not a Member and that acquires, receives or retains Capital Stock under the Capital Plan.
Par Value means $100 per share of Capital Stock.
Permanent Capital means the retained earnings of the FHLBNY, determined in accordance with GAAP, plus the amount paid-in for the FHLBNY’s Class B stock (whether required or excess).
Record Date means December 31st of the calendar year preceding the election of directors.
Redemption Cancellation Fee means as applicable (i) a fee of $500, which may be imposed in the event that a Member cancels a Redemption Notice, or a Member’s Redemption Notice is subject to automatic cancellation, or (ii) a fee of $500 that may be imposed in the event that a Member cancels its notification of intent to withdraw from Membership.
Redemption Notice means a written notice provided by a Member to the FHLBNY in accordance with Section 2.2.2 of the Capital Plan requesting redemption of a specified number of shares of Capital Stock, subject to the time limits prescribed in the Bank Act, for Class B Stock and the other restrictions set forth in the Act, the Regulations and the Capital Plan.
Risk-based Capital Requirement means the amount of Permanent Capital that the FHLBNY must maintain in accordance with Section 932.3 of the Regulations.
Regulations means the regulations promulgated by the Finance Board, as amended from time to time.
Stock Redemption Period means the five-year period, as applicable, following: (i) the FHLBNY’s receipt of a Member’s Redemption Notice, (ii) the FHLBNY’s (or as applicable, the Finance Board’s) receipt of a Member’s written notice to the FHLBNY (or as applicable, the Finance Board) of intent to withdraw from Membership, or the date of acquisition or receipt of any additional shares of Capital Stock after the FHLBNY’s (or as applicable, the Finance Board’s) receipt of such notice, (iii) a Member’s termination from Membership as a result of merger or consolidation into a member of another Federal Home Loan Bank or a nonmember, or the date of acquisition or receipt of any additional shares of Capital Stock after such termination from Membership, (iv) a Member’s termination from Membership as a result of the relocation of its principal place of business, or the date of acquisition or receipt of any additional shares of Capital Stock after such termination of Membership, or (v) a Member’s involuntary termination from Membership, or the date of acquisition or receipt of any additional shares of Capital Stock after such termination of Membership.

FHLBNY Capital Plan	vi

Total Assets means the total assets of the FHLBNY, as determined in accordance with GAAP.
Total Capital of the FHLBNY means the sum of Permanent Capital, the amount of any General Allowance for Losses, and the amount of other instruments identified in the Capital Plan that the FHFB has determined to be available to absorb losses incurred by the FHLBNY.

FHLBNY Capital Plan	vii

1. Overview
Pursuant to the Bank Act and the Regulations, the Board hereby establishes this Capital Plan to:
•	provide a new statutory capital structure for the FHLBNY that can be implemented as described herein; and

•	ensure that the FHLBNY is able to comply with each of its Minimum Regulatory Capital Requirements at all times after implementation.
In developing this Capital Plan, the Board of Directors has kept in mind the cooperative nature of the FHLBNY. The Board of Directors hereby reaffirms the FHLBNY’s continuing use of the cooperative business model.
This document takes into account the Bank Act and the Regulations, and is not intended to contradict the same. Under Section 26 of the Bank Act, the Finance Board has the authority to liquidate or reorganize a Federal Home Loan Bank and the provisions of this Capital Plan are subject to that authority. In addition, certain discretionary decisions of the Board of Directors under this plan may be subject to Finance Board review and/or approval. Nothing in this plan may be construed as abrogating, nullifying or otherwise interfering with such Finance Board authorities.
All references to the Regulations hereunder shall be deemed to include any successor regulations.

FHLBNY Capital Plan	1

2. The Capital Structure
2.1 Authorized Stock
The Board of Directors hereby authorizes one class of Capital Stock, Class B Stock. Shares of Class B Stock shall be redeemable in cash at Par Value five years following the FHLBNY’s receipt of a Member’s Redemption Notice, or in accordance with a termination of Membership as provided in Section 7 of the Capital Plan, or in accordance with Sections 8.1.1.2, 8.1.1.4 and 8.1.1.5 of the Capital Plan. Class B Stock will have two distinct subclasses:
•	Membership Stock will be purchased and held by each Member to meet the Membership Stock Purchase Requirement established by the FHLBNY as a condition of membership.

•	Activity-Based Stock will be purchased and held by a Member to meet the Activity-Based Stock Purchase Requirement established by the FHLBNY for certain transactions with Members.
The Board of Directors may determine in the future that it wishes to authorize the issuance of additional subclasses of Class B Stock or to authorize the issuance of Class A stock, including one or more subclasses of Class A stock. In such cases, an amendment to this Capital Plan will be submitted to the FHFB for approval in accordance with Section 10.1 of the Capital Plan.
2.1.1 Par Value
All Capital Stock will be issued, redeemed, repurchased or transferred pursuant to Section 2.2.6 of the Capital Plan at Par Value.
2.1.2 Ownership of Retained Earnings
The retained earnings, surplus, undivided profits and equity reserves, if any, of the FHLBNY shall be owned by the holders of Class B Stock in an amount proportional to each holder’s share of the total shares of Class B Stock; however, the holders shall have no right to receive any portion of those items, except through the declaration of a dividend or capital distribution approved by the Board of Directors or through the liquidation of the FHLBNY.
2.2 Purchase, Redemption and Repurchase of Stock
All Members are required to purchase and redeem Capital Stock in accordance with the requirements of the Bank Act, the Regulations and this Capital Plan.
2.2.1 Purchase of Capital Stock
Each Member of the FHLBNY will be required to maintain a minimum investment in Membership Stock as a condition of membership in accordance with the requirements of Section 4 of this Capital Plan and Appendix I hereto; in addition, each Member engaged in certain transactions with the FHLBNY will also be required to maintain a minimum investment in Activity-Based Stock in accordance with the requirements of Section 4 of this Capital Plan and Appendix I hereto.

FHLBNY Capital Plan	2

The FHLBNY will not issue stock other than in accordance with 12 C.F.R. §931.2 and the Capital Plan. Capital Stock shall be issued to and owned only by Members, with the exception of Other Institutions. Capital Stock may be traded only between the FHLBNY and its Members. All Capital Stock will be issued in book entry form only. The FHLBNY will act as its own transfer agent.
2.2.2 Redemption of Capital Stock by Members
A Member may redeem shares of its Capital Stock by providing a Redemption Notice to the FHLBNY. A redemption of Capital Stock may also occur in accordance with Sections 7, 8.1.1.2 and 8.1.1.5 of the Capital Plan. The FHLBNY shall (subject to the restrictions contained in Section 2.2.4 below) redeem Capital Stock in accordance with the two preceding sentences upon the expiration of the applicable Stock Redemption Period, provided that the FHLBNY shall not be obligated to redeem Capital Stock unless all applicable conditions contained in the Bank Act, the Regulations and the Capital Plan are met.
•	Redemption Notice

A Member that provides a Redemption Notice to the FHLBNY shall identify in that Redemption Notice the particular shares that are the subject of the Redemption Notice by reference to the subclass, the date acquired and the manner in which the shares were acquired. If a Member fails to identify the particular shares within a subclass to be redeemed, the shares subject to redemption shall be determined using a last acquired, first redeemed method of identification within the subclass specified by the Member. Capital Stock will be redeemed upon the expiration of the applicable Stock Redemption Period subject to the conditions and limitations set forth in Sections 2.2.4 and 2.2.5 of the Capital Plan. A Member may not have more than one Redemption Notice outstanding at any time with respect to the same shares of Capital Stock.

•	Cancellation of Redemption Notice

A Member may cancel its Redemption Notice by providing written notice of such cancellation to the FHLBNY at any time prior to the expiration of the applicable Stock Redemption Period. The FHLBNY will assess a Redemption Cancellation Fee unless the Board of Directors determines that it has a bona fide business purpose for waiving the Redemption Cancellation Fee, and the waiver is consistent with Section 7(j) of the Bank Act.

•	Repurchase of Shares Subject to a Redemption Notice

To the extent that the FHLBNY repurchases pursuant to Section 2.2.3 of the Capital Plan shares of Capital Stock that are subject to a Redemption Notice or Notices, the respective repurchased shares of Capital Stock shall be deducted from the outstanding Redemption Notice or Notices.

•	Automatic Cancellation of a Redemption Notice

A Redemption Notice will be automatically cancelled if the FHLBNY is prevented from redeeming the Capital Stock within five business days of the expiration of the applicable Stock Redemption Period because the Member would not be in compliance with its Minimum Stock Investment Requirement. In the event of an automatic cancellation of a Member’s Redemption Notice as provided in the preceding sentence,

FHLBNY Capital Plan	3

the FHLBNY will assess a Redemption Cancellation Fee unless the Board of Directors determines it has a bona fide business purpose for waiving the Redemption Cancellation Fee, and the waiver is consistent with Section 7(j) of the Bank Act.
2.2.3 Repurchase of Excess Stock by the FHLBNY
•	Repurchase of Activity-Based Stock

The FHLBNY will, after the close of business on the Effective Date, and thereafter from time to time but not less than monthly, calculate with respect to each Member, or Other Institution, the amount, if any, of outstanding Activity-Based Stock that is Excess Stock. The FHLBNY will then automatically repurchase for cash all such Excess Stock at its Par Value on the same day as the calculation, subject to the provisions of Section 2.2.4 of the Capital Plan. Subsequent to the initial repurchase made after the close of business on the Effective Date under this provision, the FHLBNY will notify members of all other repurchases no less than fifteen business days prior to such repurchase.

•	Repurchase of Membership Stock

Upon written application by a Member, or Other Institution, to the FHLBNY or on its own initiative, the FHLBNY may in its discretion repurchase for cash at Par Value some or all of the outstanding shares of Membership Stock that are determined by the FHLBNY to be in excess of the Member’s, or Other Institution’s, Membership Stock Purchase Requirement, subject to Section 2.2.4 of the Capital Plan. If the FHLBNY determines that it will not repurchase any or all shares of Membership Stock requested to be repurchased under a written application by a Member, or Other Institution, the FHLBNY will promptly notify the Member, or Other Institution, that such Membership Stock will not be repurchased. No prior notice of repurchase of shares of Membership Stock under a written application by a Member, or Other Institution will be given. The FHLBNY shall transmit, send or give written notice to the Member, or Other Institution, of repurchases of shares of Membership Stock undertaken on its own initiative at least 10 business days prior to the date of the repurchase.

•	Identification of Repurchased Shares

If a Member, or Other Institution, has one or more Redemption Notices outstanding as of the date that the FHLBNY is to repurchase shares of Capital Stock pursuant to this Section 2.2.3 of the Capital Plan, the FHLBNY shall repurchase shares of Capital Stock by first repurchasing shares of a Member, or Other Institution, that are subject to a Redemption Notice applicable to the subclass that is to be repurchased that has been outstanding for the longest period of time and then, to the extent necessary, by repurchasing shares that are subject to a Redemption Notice applicable to the subclass to be repurchased that was outstanding for the next longest period of time and continuing in that order, to the extent necessary, until there are no remaining outstanding Redemption Notices with respect to the subclass to be repurchased in which instance the shares to be repurchased shall be determined by the FHLBNY using a last acquired, first repurchased method of identification. If a Member, or Other Institution, does not have any Redemption Notices applicable to the subclass to be repurchased outstanding as of the date that the FHLBNY is to repurchase shares of Capital Stock the shares to be repurchased shall be determined by the FHLBNY using a last acquired, first repurchased method of identification.

FHLBNY Capital Plan	4

2.2.4 Limitations on Redemptions and Repurchases
•	Prohibitions on Redemptions and Repurchases

The FHLBNY will not redeem or repurchase any shares of Capital Stock, if following the redemption or repurchase the FHLBNY would not be in compliance with each of its Minimum Regulatory Capital Requirements.

The FHLBNY will not redeem or repurchase any shares of Capital Stock if, following such redemption or repurchase, the Member, or Other Institution, would not be in compliance with the Member’s, or Other Institution’s, Minimum Stock Investment Requirement.

The FHLBNY will not redeem or repurchase any shares of Capital Stock without the prior written approval of the FHFB if the FHFB or the Board of Directors has determined that the FHLBNY has incurred or is likely to incur losses that result in or are likely to result in “charges against the capital of the Bank,” as that phrase is defined in the Regulations. This prohibition shall apply even if the FHLBNY is in compliance with its Minimum Regulatory Capital Requirements, and shall remain in effect for however long the FHLBNY continues to incur such charges, or until the FHFB determines that such charges are not expected to continue.

•	FHLBNY’s Discretion to Suspend Redemptions of Capital Stock

The Board of Directors may suspend the redemption of Capital Stock, if the FHLBNY reasonably believes that continued redemption of Capital Stock would cause the FHLBNY to fail to meet its Minimum Regulatory Capital Requirements, would prevent the FHLBNY from maintaining adequate capital against a potential risk that may not be adequately reflected in its Minimum Regulatory Capital Requirements, or would otherwise prevent the FHLBNY from operating in a safe and sound manner. If a decision is made to suspend redemption of Capital Stock, the FHLBNY shall notify the Finance Board in writing within two business days of the decision, informing the Finance Board of the reasons for the suspension and of the FHLBNY’s strategies and time frames for addressing the conditions that led to the suspension, as indicated in Section 931.8(b) of the Regulations. The Finance Board may require the FHLBNY to re-institute the redemption of Capital Stock. The FHLBNY may not repurchase any Capital Stock without the written permission of the Finance Board during any period in which the FHLBNY has suspended the redemption of Capital Stock as provided for in this section of the Capital Plan.

•	Retention of Redemption or Repurchase Proceeds as Collateral

If the FHLBNY reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by the Member, or Other Institution, to the FHLBNY and the Member, or Other Institution, has failed to deliver additional collateral to resolve the existing or anticipated collateral deficiency to the FHLBNY’s satisfaction the FHLBNY may retain the proceeds of redemption or repurchase of Capital Stock as additional collateral until all such obligations have been satisfied or the existing or anticipated deficiency is resolved to the FHLBNY’s satisfaction.

FHLBNY Capital Plan	5

•	Limitations on Redemptions and Repurchases Related to Terminations of Membership

The restrictions on redemptions and repurchases set forth in the preceding provisions of this Section 2.2.4 of the Capital Plan apply with respect to redemptions pursuant to a Redemption Notice as well as to redemptions in connection with a termination of Membership in accordance with Section 7 of the Capital Plan and to redemptions in accordance with Sections 8.1.1.2, 8.1.1.4 and 8.1.1.5 of the Capital Plan and to all repurchases of Capital Stock held by Members and by Other Institutions.

If a Member whose Membership is terminated pursuant to Sections 7.1, 7.2, 7.4 or 7.5 of the Capital Plan has one or more Redemption Notices outstanding as of the effective date of its termination from Membership such Redemption Notice or Notices shall not be subject to automatic cancellation in accordance with Section 2.2.2 of the Capital Plan. Such Redemption Notices shall remain pending until they can be satisfied in accordance with this Section 2.2.4 of the Capital Plan.

•	Pro Rata Allocation of Redemptions

If at any time more than one Member or Other Institution has outstanding a Redemption Notice in accordance with Section 2.2.2 of the Capital Plan or redemption of Capital Stock in connection with a termination of Membership in accordance with Sections 7.1, 7.2, 7.4 and 7.5 of the Capital Plan or redemption of Capital Stock in accordance with Sections 8.1.1.2, 8.1.1.4 and 8.1.1.5 of the Capital Plan as to which the applicable Stock Redemption Period has expired, and if the redemption by the FHLBNY of all of the shares of Capital Stock subject to such Redemption Notice or termination of Membership would cause the FHLBNY to fail to be in compliance with any of its Minimum Regulatory Capital Requirements, then the FHLBNY shall fulfill such redemptions as the FHLBNY is able to do so from time to time, beginning with such redemptions as to which the Stock Redemption Period expired on the earliest date and fulfilling such redemptions relating to that date on a pro rata basis from time to time until fully satisfied, and then fulfilling such redemptions as to which the Stock Redemption Period expired on the next earliest date in the same manner, and continuing in that order until all such redemptions as to which the Stock Redemption Period has expired have been fulfilled.

2.2.5 Retirement of Redeemed and Repurchased Stock
All shares of Capital Stock that are acquired by the FHLBNY pursuant to redemption or repurchase shall be retired.
2.2.6 Transfer of Capital Stock
A Member, or Other Institution, may not transfer any Capital Stock to any other person or entity, including another Member, except for transfers of Capital Stock occurring pursuant to Sections 7.3 and 7.4 of the Capital Plan. Such transfers shall be deemed to be approved by the FHLBNY as of the cancellation of the disappearing Member’s charter.
2.2.7 Limitation on Converting or Exchanging Excess Stock as Between Subclasses
A member shall not convert or exchange (i) shares of Membership Stock that are in excess of its Membership Stock Purchase Requirement into shares of Activity-Based

FHLBNY Capital Plan	6

Stock or (ii) shares of Activity-Based Stock that are in excess of its Activity-Based Stock Purchase Requirement into shares of Membership Stock.
2.3 Dividends
The Board of Directors, in its discretion, subject to the provisions of this Section 2.3 of the Capital Plan, may declare dividends to be paid on the Capital Stock on a quarterly basis or as otherwise determined by the Board of Directors. Each Member, or Other Institution, that continues to hold Capital Stock is entitled to receive dividends that are declared on all Capital Stock held during the applicable period for the period of time the Member, or Other Institution, owns the Capital Stock. Dividends are non-cumulative with respect to payment obligations.
Dividends may be paid only in accordance with the Bank’s Retained Earnings and Dividend Policy, as such may be amended by the Bank’s Board of Directors from time to time. Dividend payments may be in the form of cash, additional shares of Capital Stock, or a combination thereof as determined by the Board of Directors. The Board of Directors may not declare or pay a dividend if the FHLBNY is not at the time in compliance with each of its Minimum Regulatory Capital Requirements or if following such declaration or payment of such a dividend the FHLBNY would not be in compliance with each of its Minimum Regulatory Capital Requirements.
2.4 Rights Upon Liquidation, Merger or Consolidation of the FHLBNY
2.4.1 Liquidation of the FHLBNY
Upon the liquidation of the FHLBNY, following the retirement of all outstanding liabilities of the FHLBNY to its creditors, all shares of Capital Stock are to be redeemed at Par Value, provided that if sufficient funds are not available to accomplish the redemption in full of the Capital Stock, then such redemption shall occur on a pro rata basis among all holders of Capital Stock. Following the redemption in full of all Capital Stock any remaining assets will be distributed on a pro rata basis to holders of Capital Stock immediately prior to such liquidation. This provision does not limit the authority granted the Finance Board under 12 U.S.C. § 1446 to prescribe rules, regulations or orders governing the liquidation of a Federal Home Loan Bank that modify, restrict or eliminate any of the rights set forth above.
2.4.2 FHLBNY Acquired by another Federal Home Loan Bank
In the event that the FHLBNY is merged or consolidated into another Federal Home Loan Bank, the holders of the outstanding Capital Stock of the FHLBNY will be entitled to the rights and benefits set forth in any applicable plan of merger and/or terms established or approved by the Finance Board.
2.4.3 FHLBNY Acquires Other Federal Home Loan Bank
In the event that another Federal Home Loan Bank is merged or consolidated into the FHLBNY, the holders of the outstanding stock of the other Federal Home Loan Bank will be entitled to the rights and benefits set forth in any applicable plan of merger and/or terms established or approved by the Finance Board.

FHLBNY Capital Plan	7

3.	Responsibilities of Directors and Management and Voting of Stock
3.1	Responsibilities of Directors and Management

The Board of Directors

The duties and responsibilities of the FHLBNY’s Board of Directors under the Capital Plan include:
•	approval of:
➢	the initial Capital Plan;

➢	authorization to issue Capital Stock;

➢	“operating ratios” for leverage and risk based capital to be specified in the FHLBNY’s risk management policy in accordance with 12 C.F.R. § 917.3;

➢	initial minimum Member Stock Purchase Requirements;

➢	policy limits for market and credit risk;

➢	involuntary terminations of membership; and

➢	dividend distributions.
•	periodic review and approval of:
➢	amendments to the Capital Plan to be submitted for Finance Board approval;

➢	adjustments to the minimum Member Stock Purchase Requirements; and

➢	independent annual validations of the FHLBNY’s internal risk measurement model.
•
monitoring of compliance with the terms and conditions of the Capital Plan, including a continuing obligation to review and adjust the Member Stock Purchase Requirements, as necessary to ensure that the FHLBNY remains in compliance with its Minimum Regulatory Capital Requirements.

FHLBNY Management
Upon approval of this Capital Plan by the FHFB, the Board of Directors will approve specific delegations to the management of the FHLBNY to implement the Capital Plan. Such delegations will provide authority to manage:
(1)	the transition from the current capital structure to the new capital structure, which will involve:
•	transition from existing stock ownership to the Member Stock Purchase Requirements described in the Capital Plan;

FHLBNY Capital Plan	8

•	establishment of the internal risk measurement model in accordance with the Regulations;

•	development of procedures and systems to support the purchase and redemption of stock under the new capital structure; and

•	development of new reporting systems and procedures for Member Stock Purchase Requirements and stock ownership.
(2)	the development of an effective internal control system to provide:
•	Member compliance with Member Stock Purchase Requirements;

•	the FHLBNY’s compliance with its Minimum Regulatory Capital Requirements at all times; and

•	timely reporting to the Finance Board and the Board of Directors.
3.2	Voting Rights

Holders of Capital Stock that are Members as of the Record Date shall be entitled to vote for the election of directors to the Board of Directors in accordance with Part 915 of the Regulations. For purposes of applying Part 915 of the Regulations, the Capital Stock that a Member is “required to hold” shall be the Member’s Minimum Stock Investment Requirement as of the Record Date, provided that if the Capital Plan was not in effect as of the Record Date, the number of shares of Bank Stock that the Member was required to hold as of the Record Date shall be as determined in accordance with Sections 925.20 and 925.22 of the Regulations. The number of shares of Capital Stock that a particular Member, or Other Institution (to the extent such institution is permitted to vote under Part 915 of the Regulations), may vote in connection with an election of directors shall be subject to the limitations set forth in the Bank Act and Part 915 of the Regulations.

FHLBNY Capital Plan	9

4.	Member Stock Purchase Requirements

The FHLBNY requires all Members to purchase Capital Stock of the FHLBNY. The FHLBNY’s Member Stock Purchase Requirements are based on the potential and actual volume of, and risks inherent in, the financial products and services provided by the FHLBNY to its Members. Therefore:

•
a Member will be required to maintain a minimum Capital Stock investment of Membership Stock for as long as the institution remains a Member of the FHLBNY, irrespective of the volume of activity with the FHLBNY; and

•	a Member will also be required to purchase Activity-Based Stock in proportion to that Member’s transactions with the FHLBNY
4.1	Membership Stock Purchase Requirement

As a condition of Membership, each Member is required to purchase and maintain a minimum investment in Membership Stock. The Membership Stock Purchase Requirement will be equal to a specified percentage of the Mortgage-related Assets held by the Member, in all events rounded up to the next even $100 increment. The FHLBNY will perform calculations of the Membership Stock Purchase Requirement for each Member on at least an annual basis or more frequently as the Board of Directors may determine from time to time. The Board of Directors may increase or decrease the Membership Stock Purchase Requirement from time to time. In no event, however, will the requirement be less than the greater of (i) $1,000 or (ii) an amount to be determined by the Board of Directors that will be no less than 0.10% or more than 0.25% of the Mortgage-related Assets held by the Member.

The currently approved Membership Stock Purchase Requirement is specified in Appendix I attached hereto. Notice of changes to the Membership Stock Purchase Requirement will be transmitted, sent or given to Members and Other Institutions at least 10 days prior to the effective date of such changes.

4.2	Activity-Based Stock Purchase Requirement

From time to time, the FHLBNY will adopt one or more percentages or amounts for the calculation of the Activity-Based Stock Purchase Requirement, which will require a Member or Other Institution to purchase and maintain Activity-Based Stock in an amount equal to:

•	a specified percentage (but in no event less than 4.0% or more than 5.0%) of the outstanding principal balance of advances under the Advances Agreement between the FHLBNY and the Member; and

•
a specified percentage (but in no event less than 4.0% or more than 5.0%) of the outstanding principal balance of Acquired Member Assets originated for or sold to the FHLBNY by a Member that remain on the FHLBNY’s balance sheet plus the principal amount of delivery commitments issued to the Member by FHLBNY for Acquired Member Assets to be held on the FHLBNY’s balance sheet, provided that the outstanding principal balance of Acquired Member Assets originated for or sold to the FHLBNY by a Member that are on the FHLBNY’s balance sheet as of the Calculation Date will not be subject to this requirement; and

FHLBNY Capital Plan	10

•
a specified dollar amount ranging between (a) zero and (b) the FHLBNY’s Credit Risk Capital Requirement for any off-balance sheet items (excluding the principal amount of delivery commitments issued to the Member by the FHLBNY for Acquired Member Assets) listed in Section 932.4(f), Table 2, of the Regulations which the FHLBNY has transacted on a Member’s behalf and which are continuing, with such Credit Risk Capital Requirement being calculated in accordance with Section 932.4(c) of the Regulations; and

•
a specified percentage (but in no event less than 0% or more than 5.0%) of the carrying value on the Bank’s balance sheet of Derivative Contracts between the Member and the FHLBNY, as determined by the FHLBNY under GAAP, in all events rounded up to the next even $100 increment.
The Board of Directors may increase or decrease one or more of the percentages or amounts for the calculation of the Activity-Based Stock Purchase Requirement from time to time within the foregoing ranges.
The currently approved percentages and amounts for the calculation of the Activity-Based Stock Purchase Requirement are specified in Appendix I attached hereto. Notice of changes to any of the components of the Activity-Based Stock Purchase Requirement will be transmitted, sent or given to Members and Other Institutions at least 10 days prior to the effective date of such changes.
4.3	Periodic Review of Capital Stock Purchase Requirements

The Board of Directors will review the FHLBNY’s Capital Plan on a continuing basis to ascertain whether changes to the Member Stock Purchase Requirements are required in order to ensure that the FHLBNY is in compliance with its Minimum Regulatory Capital Requirements, and shall make adjustments as necessary.

The Board of Directors may at any time modify:
•	the Membership Stock Purchase Requirement within the limits defined in Section 4.1 above; and/or

•	the applicable percentage or amount for any of the components of the Activity-Based Stock Purchase Requirement, so long as such requirement is within the limits defined in Section 4.2 above.
With regard to any changes made to the Membership Stock Purchase Requirement, such changes shall be applied to all Members without preference.
With regard to any changes made to any components of the Activity-Based Stock Purchase Requirement, such changes shall be applied to all outstanding activity at the time that such changes become effective, provided that such changes shall not apply to the outstanding principal balance of Acquired Member Assets originated for or sold to the FHLBNY by a Member that are on the FHLBNY’s balance sheet as of the Calculation Date.

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4.4	Member Compliance with Adjusted Requirements

Each Member must comply promptly with any adjusted Membership Stock Purchase Requirement or Activity-Based Stock Purchase Requirement established by the Board of Directors as described above; however, Members will be allowed a reasonable time (as determined by the Board of Directors from time to time, but in no event longer than three months), which period of time shall be specified in any notice provided in accordance with Sections 4.1 or 4.2 of the Capital Plan, to come into compliance. Each Other Institution must comply promptly with any adjusted Activity-Based Stock Purchase Requirement established by the Board of Directors as described above; however, Other Institutions will be allowed a reasonable time (as determined by the Board of Directors from time to time, but in no event longer than three months) which period of time shall be specified in any notice provided in accordance with Section 4.2 of the Capital Plan to come into compliance. Members and Other Institutions may reduce their outstanding activity with the FHLBNY as an alternative to purchasing additional Activity-Based Stock.

In the event that a Member or Other Institution does not comply with any adjusted Activity-Based Stock Purchase Requirement by the expiration of the time period specified in a notice provided in accordance with Section 4.2 of the Capital Plan, the FHLBNY is hereby authorized, in its discretion, to issue a notice of noncompliance to the Member or Other Institution and, ten business days after transmitting, sending or giving such notice of noncompliance to the Member or Other Institution, to accelerate the maturity of an amount of advances sufficient to reduce the Member’s or Other Institution’s Activity-Based Stock Purchase Requirement to an amount not more than the Activity-Based Stock then held by the Member or Other Institution. Without regard to the discretion conferred on the Board of Directors under the foregoing sentence, and without in any respect limiting the Board of Directors’ authority under Section 7.2.1 of the Capital Plan, the Board of Directors in its discretion may determine that a Member’s failure to comply with any adjusted Membership Stock Purchase Requirement or Activity-Based Stock Purchase Requirement by the expiration of the period of time specified in any notice provided in accordance with Sections 4.1 or 4.2 of the Capital Plan constitutes the basis for a determination to terminate the Membership of a Member for a failure to comply with a requirement of the Capital Plan.

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5.	Capital Requirements of the FHLBNY

The FHLBNY is required to maintain Permanent Capital and Total Capital to:
•	provide for the safe and sound operation of the FHLBNY;

•	protect the FHLBNY’s creditors against potential loss;

•	generate earnings sufficient to meet the FHLBNY’s community support and public purpose obligations; and

•	comply with regulatory requirements as established by the Finance Board.
5.1	Statutory Capital Requirements
5.1.1	Total Capital Requirement
Total Capital must be equal to at least 4.0% of the FHLBNY’s Total Assets.
5.1.2	Leverage Capital Requirement
The FHLBNY must maintain a leverage ratio of Total Capital to Total Assets of at least 5.0% of the FHLBNY’s Total Assets. For purposes of determining the leverage ratio, Total Capital shall be computed by multiplying by 1.5 the FHLBNY’s Permanent Capital, and adding to the product all other components of Total Capital.
5.1.3	Permanent Capital Requirement
Permanent Capital must at all times be equal to or exceed the value of the FHLBNY’s Risk-based Capital Requirement, calculated in accordance with Section 5.2 below.
5.1.4	FHFB Authority to Require More Capital
The FHFB may, in its discretion, require the FHLBNY to hold more Total Capital or Permanent Capital than is indicated in Sections 5.1.1 or 5.1.3 of the Capital Plan.
5.2	Risk-Based Capital Requirement

The FHLBNY’s Risk-based Capital Requirement shall be equal to the sum of:
•	the FHLBNY’s Credit Risk Capital Requirement,

•	the FHLBNY’s Market Risk Capital Requirement, and

•	the FHLBNY’s Operations Risk Capital Requirement as defined by the FHFB.
Unless otherwise directed by the FHFB, the FHLBNY will measure its Credit, Market and Operations Risk Capital Requirements as of the close of business of the last business day of the month for which the credit risk capital charge is being calculated.

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5.2.1	Credit Risk Capital Requirement
The Credit Risk Capital Requirement shall be equal to the sum of the credit risk capital charges for all assets, off-balance sheet items and derivative contracts. Credit risk percentage requirements are established by the FHFB from time to time.
Assets
The credit risk capital charge for an asset on the FHLBNY’s balance sheet is equal to the book value of the asset multiplied by the credit risk percentage requirement assigned to that asset class in the Regulations.
Off-balance sheet items
The credit risk capital charge for an off-balance sheet item is equal to the credit equivalent amount of the item (based on conversion factors provided by the FHFB) multiplied by the credit risk percentage requirement assigned to that item in the Regulations.
Off balance sheet items include:
•	Asset sales with recourse where the credit risk remains with the FHLBNY

•	Commitments to make advances

•	Commitments to make or purchase other loans

•	Standby letters of credit

•	Other commitments with original maturity of over 1 year

•	Other commitments with original maturity of 1 year or less
Derivative Contracts
The credit risk capital charge for Derivative Contracts is equal to:
•
the current credit exposure for the Derivative Contract multiplied by the credit risk percentage requirement assigned to that derivative contract, as determined in accordance with Section 932.4 of the Regulations, plus

•
the potential future credit exposure for the Derivative Contract multiplied by the credit risk percentage requirement assigned to that Derivative Contract, as determined in accordance with Section 932.4 of the Regulations.

Guidelines for calculating capital charges on Derivative Contracts are defined by the FHFB from time to time.
5.2.2	Market Risk Capital Requirement
The Market Risk Capital Requirement shall equal the sum of:
•	the market value of the FHLBNY’s portfolio at risk from movements in market rates and prices that could occur during periods of market stress. The market value of the

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FHLBNY’s portfolio at risk is determined using an internal market risk model (VaR model) that that has been approved by the FHFB; and
•	the amount, if any, by which the FHLBNY’s current market value of Total Capital is less than 85% of the FHLBNY’s book value of Total Capital, where:
✓	the current market value of the FHLBNY’s Total Capital is calculated using the internal market risk model approved by the FHFB; and

✓	the book value of Total Capital is the same as the amount of Total Capital reported by the FHLBNY to the FHFB on a monthly basis.
The internal market risk model will:
•	estimate the market value of the FHLBNY’s assets and liabilities, off-balance sheet items, and Derivative Contracts, including any related options, and

•	measure the market value of the FHLBNY’s portfolio at risk, including all assets, liabilities, off-balance sheet items, and Derivative Contracts that represent a source of material market risk.
5.2.3	Operations Risk Capital Requirement
The FHLBNY is required to meet its Operations Risk Capital Requirement to cover unexpected losses associated with:
•	human error

•	fraud

•	unenforceability of legal contracts

•	deficiencies in internal controls

•	deficiencies in information controls
The FHLBNY will meet its Operations Risk Capital Requirement through maintenance of an amount of Permanent Capital equal to 30% of the sum of its Credit Risk and Market Risk Capital Requirements subject to modification as set forth below.
With FHFB approval, the FHLBNY may have an Operations Risk Capital Requirement equal to less than 30% but no less than 10% of the sum of the FHLBNY’s Credit Risk and Market Risk Capital Requirements if (i) the FHLBNY provides an alternative methodology for assessing and quantifying an Operations Risk Capital Requirement or (ii) if the FHLBNY obtains insurance to cover operations risk from an insurer rated at least the second highest investment grade credit rating by an NRSRO.

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6.	Reporting Requirements to the Finance Board

The following are the FHLBNY’s specific reporting requirements to the Finance Board pertaining to the Capital Plan.
6.1	Changes in Membership

The FHLBNY shall notify the FHFB within 10 calendar days of receipt of any notice of withdrawal or notice of cancellation of withdrawal from Membership.
6.2	Leverage and Risk Based Capital

The FHLBNY shall report to the FHFB by the 15th business day of each month:
•	Risk-based Capital Requirement by component amounts, and

•	actual Total Capital and Permanent Capital outstanding.
Both measures are calculated as of the close of business on the last business day of the preceding month, or more frequently, as may be required by the FHFB.
6.3	Voting Shares

On or before April 10 of each year, the FHLBNY shall submit to the FHFB a Capital Stock report that indicates, as of the Record Date:
•	the number of Members located in each voting state in the FHLBNY’s district,

•	the number of shares of Capital Stock that each Member (identified by its docket number) was required to hold, and

•
the number of shares of Capital Stock that all Members located in each voting state were required to hold. Excess Stock will not be included in the calculation of outstanding Capital Stock for purposes of voting.

The FHLBNY shall certify to the FHFB that, to the best of its knowledge, the information provided in the Capital Stock report is accurate and complete, and that it has notified each Member of its minimum Capital Stock holdings pursuant to this Capital Plan.

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7.	Termination of Membership in the FHLBNY

7.1	Voluntary Withdrawal from Membership
7.1.1	Written Notification
A Member may withdraw from Membership at any time by providing written notice of its intent to withdraw from Membership to the FHLBNY. A Member may cancel a notice of withdrawal prior to its effective date by providing the FHLBNY with written notice of such cancellation. Any such cancellation will result in a Redemption Cancellation Fee with respect to the Member’s Capital Stock unless the Board of Directors determines it has a bona fide business purpose for waiving the imposition of the fee, and the waiver is consistent with Section 7(j) of the Bank Act.
7.1.2	Access to Benefits of Membership
Until the effective date of a Member’s withdrawal from the FHLBNY, such Member will continue to have access to the benefits of Membership. On and after the effective date of the Member’s withdrawal, regardless of whether the Other Institution is required to maintain an investment in the Capital Stock, the Other Institution will no longer have the benefits of Membership including access to the FHLBNY’s products and services and will no longer have any voting rights other than as provided in the Regulations, but the Other Institution will still be entitled to any and all dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the FHLBNY.
7.1.3	Finance Board Notification
The FHLBNY shall notify the Finance Board within ten calendar days of the receipt of any notice of intent to withdraw from Membership or cancellation of a notice of withdrawal from Membership.
7.1.4	Finance Board Certification
No Member may withdraw from Membership unless, on the date that the Membership is to terminate, there is in effect a certification from the Finance Board that the withdrawal of the Member will not cause the Bank System to fail to satisfy its requirements under 12 U.S.C. §1441b(f)(2)(c) to contribute toward the interest payments owed on obligations issued by the Resolution Funding Corporation.
7.1.5	Disposition of Claims
The FHLBNY shall determine an orderly manner for the disposition of transactions outstanding with a Member that withdraws from Membership. The Stock Redemption Period for the Capital Stock held by a Member as of the date of the FHLBNY’s receipt of the written notification of the Member’s intent to withdraw from Membership and not already subject to a Redemption Notice shall commence as of that date. The Stock Redemption Period for shares of Capital Stock acquired or received by such a withdrawing Member after the date that its notice of intent to withdraw is received by the FHLBNY will commence on the date such shares are acquired or received. If transactions remain outstanding beyond the effective date of the termination of Membership, the FHLBNY will not redeem any Activity-Based Stock that the Other Institution is required to hold to comply with the Activity-Based Stock Purchase Requirement corresponding to such outstanding transactions.

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Upon the effective date of a Member’s withdrawal from Membership, it shall become an Other Institution under this Capital Plan. Such Other Institution shall not be deemed to be subject to the Membership Stock Purchase Requirement and the FHLBNY may repurchase Membership Stock held by the Other Institution, that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period. The FHLBNY may repurchase the Other Institution’s Activity-Based Stock, that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period, if the stock is not needed to comply with the Activity-Based Stock Purchase Requirement corresponding to such outstanding transactions, and not subject to any of the limitations on redemption or repurchase in Section 2.2.4.
7.1.6	Effective Date of Withdrawal
The Membership of a Member that has submitted a notice of intent to withdraw, and that has not cancelled such notice, shall terminate as of the date on which the last applicable Stock Redemption Period ends for Capital Stock that the Member is required to hold under the Membership Stock Purchase Requirement as of the date that the Member’s written notification of its intent to withdraw from Membership was received by the FHLBNY.
7.2	Involuntary Termination of Membership
7.2.1	Written Notification
The Board of Directors may terminate the Membership of any Member that: (i) fails to comply with any requirement of the Bank Act, any Regulation, or any requirement of the Capital Plan, (ii) becomes insolvent or otherwise subject to the appointment of a conservator, receiver, or other legal custodian under federal or state law, or (iii) would jeopardize the safety and soundness of the FHLBNY if it were to remain a Member.
7.2.2	Access to Benefits of Membership
A Member whose Membership is terminated involuntarily shall cease being a Member of the FHLBNY as of the date on which the Board of Directors acts to terminate the Membership. After that date, such terminated Member shall become an Other Institution under this Capital Plan. Such Other Institution shall have no right to obtain any of the benefits of Membership including access to the FHLBNY’s products and services and will no longer have any voting rights, other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the FHLBNY.
7.2.3	Disposition of Claims
The FHLBNY shall determine an orderly manner for the disposition of transactions outstanding with the Other Institution. The Stock Redemption Period for the Capital Stock owned by a Member as of the date of its termination and not already subject to a Redemption Notice shall commence on the date that the Member’s Membership is terminated. The Stock Redemption Period for Capital Stock acquired or received by the Other Institution after the date of the termination of its Membership shall commence on the date of such acquisition or receipt. If transactions remain outstanding beyond the effective date of the termination of Membership, the FHLBNY will not redeem any Activity-Based Stock to the extent that the Other Institution is required to hold such stock to comply with the Activity-Based Stock Purchase Requirement corresponding to such outstanding transactions.

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Capital Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be Excess Stock solely by virtue of the termination of the Member’s Membership; provided however, that on and after the effective date of termination, any Membership Stock that is not required to meet the Other Institution’s Membership Stock Purchase Requirement on the date on which the Member’s Membership was terminated that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period, or any Activity-Based Stock not required to meet the Other Institution’s Activity-Based Stock Purchase Requirement that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period, shall be Excess Stock that shall be subject to repurchase by the FHLBNY; and provided further that effective upon the expiration of the Stock Redemption Period that commences on the date that the Member’s Membership is terminated, the terminated Member’s Membership Stock Purchase Requirement shall be deemed to be zero. Notwithstanding the foregoing, any repurchases and redemptions of stock permitted hereunder shall remain subject to the limitations in Section 2.2.4 of the Capital Plan.
7.3	Merger or Consolidation of Members
7.3.1	Termination of Charter and Stock Redemption Period
If a Member’s Membership is terminated as a result of a Member’s merger or other consolidation into another Member, the Membership shall terminate upon cancellation of the disappearing Member’s charter. On that date, the Capital Stock held by the disappearing Member will be transferred on the books of the FHLBNY into the name of the surviving Member. The Stock Redemption Period for the Capital Stock previously held by the disappearing Member shall not be deemed to commence on the date on which the disappearing Member’s charter is cancelled, but shall commence only upon: (i) the FHLBNY’s receipt of a Redemption Notice from the surviving Member, (ii) the FHLBNY’s receipt of the surviving Member’s written notice of its intent to withdraw from Membership, (iii) the surviving Member’s termination of Membership as a result of merger or consolidation into a member of another Federal Home Loan Bank or into a nonmember, (iv) the surviving Member’s termination of Membership as a result of the relocation of its principal place of business, or (v) the involuntary termination of the surviving Member’s Membership. Stock Redemption Periods applicable to a Redemption Notice or Notices received by the FHLBNY from the disappearing Member prior to the effective date of the cancellation of the disappearing Member’s charter shall continue to run with respect to the surviving Member from the date such Redemption Notice was received by the FHLBNY, subject to the provisions of Section 2.2.2 of the Capital Plan.
7.3.2	Capital Stock Requirement of Surviving Member
As of the effective date of the cancellation of the disappearing Member’s charter, the surviving Member’s Membership Stock Purchase Requirement shall be immediately increased by the amount of the disappearing Member’s Membership Stock Purchase Requirement immediately prior to the cancellation of its charter. Future calculations of the surviving Member’s Membership Stock Purchase Requirement shall be as determined in accordance with Section 4.1 of the Capital Plan, provided that if the mostly recently available data from the regulatory reports for the surviving Member does not include the assets of the disappearing Member, then, in that event, the Membership Stock Purchase Requirement for the surviving Member will be calculated by adding

FHLBNY Capital Plan	19

together the most recently available regulatory report data for the disappearing Member and for the surviving Member. As of the effective date of the cancellation of the disappearing Member’s charter, the surviving Member’s Activity-Based Stock Purchase Requirement will be calculated based on its current outstanding transactions with the FHLBNY including those acquired from the disappearing Member.

7.4	Merger or Consolidation of Member into a Member of another Federal Home Loan Bank or into a Nonmember
7.4.1	General

If a Member’s Membership is terminated as a result of the Member’s merger or consolidation into a member of another Federal Home Loan Bank or a nonmember, the Membership shall terminate as of the date on which the Member’s charter is cancelled. On that date, the Capital Stock held by the disappearing Member will be transferred on the books of the FHLBNY into the name of the surviving institution. After that date the Other Institution shall have no right to obtain any of the benefits of Membership including access to the FHLBNY’s products and services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the FHLBNY.

7.4.2	Disposition of Claims

The FHLBNY shall determine an orderly manner for the disposition of transactions outstanding with the Other Institution. The Stock Redemption Period for the Capital Stock then held by the Other Institution and not already subject to a Redemption Notice shall be deemed to commence on the date on which the Member’s charter is cancelled. The Stock Redemption Period for any Capital Stock acquired or received by the Other Institution after the date of the termination of the Member’s Membership shall commence on the date of acquisition or receipt. If transactions remain outstanding beyond the effective date of the termination of Membership, the FHLBNY will not redeem any Activity-Based Stock that the Other Institution is required to hold to comply with the Activity-Based Stock Purchase Requirement corresponding to such outstanding transactions.

Capital Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be Excess Stock solely by virtue of the termination of the Member’s Membership; provided however, that on and after the effective date of termination any Membership Stock that is not required to meet the Other Institution’s Membership Stock Purchase Requirement on the date on which the Other Institution’s Membership was terminated that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period, or any Activity-Based Stock not required to meet the Other Institution’s Activity-Based Stock Purchase Requirement that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period, shall be Excess Stock that shall be subject to repurchase by the FHLBNY, and provided further, that the Other Institution’s Membership Stock Purchase Requirement shall be deemed to be zero as of the next recalculation by the FHLBNY of the Membership Stock Purchase Requirement in accordance with Section 4.1 of the Capital Plan. Notwithstanding the foregoing, any repurchases and redemptions of stock permitted hereunder shall remain subject to the limitations in Section 2.2.4 of the Capital Plan.

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7.4.3	Acquiring Institution Applies for FHLBNY Membership

If the institution into which the Member merges or is consolidated is eligible for Membership and intends to become a Member of the FHLBNY, it must provide written notification to the FHLBNY of its intention to apply for Membership within sixty calendar days of the cancellation of the charter of the former Member.

Following the submission of this notification, the application for Membership must be submitted within sixty calendar days. If the institution is approved for Membership, then it must purchase the appropriate amounts, if any, of Capital Stock to comply with its Minimum Stock Investment Requirement. Such purchase of Membership Stock must be made within sixty days of approval for Membership and with respect to any Activity-Based Stock Purchase Requirement, prior to engage in such transactions.

If the institution does not provide required notification and application for Membership within the respective required time periods, or is disapproved for Membership, the provisions of Section 7.4.2 of the Capital Plan will apply with respect to the disposition of outstanding transactions and redemption and repurchase of Capital Stock.

7.5	Relocation of Principal Place of Business
7.5.1	General

If a Member’s Membership is terminated as a result of the relocation of the Member’s principal place of business, as defined in the Regulations, the Membership shall terminate on the date on which the transfer of Membership under such Regulations becomes effective. After that date the Other Institution shall have no right to obtain any of the benefits of Membership including access to the FHLBNY’s products and services and will no longer have any voting rights other than as provided in the Regulations, but shall be entitled to receive any dividends declared on its Capital Stock until the Capital Stock is redeemed or repurchased by the FHLBNY.

7.5.2	Disposition of Claims

The FHLBNY shall determine an orderly manner for the disposition of transactions outstanding with the Other Institution. The Stock Redemption Period for the Capital Stock then held by the Other Institution and not already subject to a Redemption Notice shall be deemed to commence on the date on which the Member’s Membership terminates. The Stock Redemption Period for any Capital Stock acquired or received by the Other Institution after the date of the termination of its Membership shall commence on the date of acquisition or receipt. If transactions remain outstanding beyond the effective date of the termination of Membership, the FHLBNY will not redeem any Activity-Based Stock that the Other Institution is required to hold to comply with the Activity-Based Stock Purchase Requirement corresponding to such outstanding transactions.

Capital Stock held by the Member as of the effective date of its termination shall not be deemed automatically to be Excess Stock solely by virtue of the termination of the Member’s Membership; provided however, that on and after the effective date of termination, any Membership Stock that is not required to meet the Other Institution’s Membership Stock Purchase Requirement on the date on which the Member’s Membership was terminated that has not otherwise been redeemed by the FHLBNY upon the expiration of an applicable Stock Redemption Period, or any Activity-Based Stock not required to meet the Other Institution’s Activity-Based Stock Purchase Requirement that has not otherwise been redeemed by the FHLBNY

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upon the expiration of an applicable Stock Redemption Period, shall be Excess Stock that shall be subject to repurchase by the FHLBNY; and provided further that effective upon the expiration of the Stock Redemption Period that commences on the date that the Member’s Membership is terminated, the Other Institution’s Membership Stock Purchase Requirement shall be deemed to be zero. Notwithstanding the foregoing, any repurchases and redemptions of stock hereunder shall remain subject to the limitations in Section 2.2.4 of the Capital Plan.

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8.	The Transition Plan
The FHLBNY intends to transition to the new capital structure on the Effective Date which shall be a date determined by the Board of Directors. As a general rule, each Member and Other Institution must comply with its Minimum Stock Investment Requirement on the Effective Date except as allowed below in Section 8.1.1.1 of the Capital Plan.
8.1	Transition Process

The following steps will be taken to implement the FHLBNY’s Capital Plan:
8.1.1	Member Election

8.1.1.1	Notification to Members

The Board of Directors has established the date that is ten days prior to the Effective Date as the Opt-Out Date. Not less than forty-five days nor more than sixty days prior to the Opt-Out Date, a copy of the Capital Plan as approved by the Finance Board and the disclosures required by Section 933.5 of the Regulations, including a description of a Member’s option to withdraw from Membership prior to the implementation of the Capital Plan will be transmitted, sent or given to each Member. Included with these materials each Member will also receive a preliminary calculation of the Member’s Membership Stock Purchase Requirement and Activity-Based Stock Purchase Requirement. These preliminary requirements will be calculated as follows:

•	The data used for the preliminary calculations of the Membership Stock Purchase Requirement will be data from the immediately preceding December 31st.

•	The data used for the preliminary calculations of the Activity-Based Stock Purchase Requirement will be data from the immediately preceding month-end.

Any Member that became a Member on or prior to November 12, 1999 will be advised of its option to meet its additional Minimum Stock Investment Requirement, if any, in two equal installments over a period of six months following the Effective Date, with the first installment to be paid three months following the Effective Date and the second installment to be paid six months following the Effective Date. Members will be required to advise the FHLBNY in writing as to whether this option will be exercised by a date to be specified in the notice to Members. Members that elect this option will nevertheless be required to purchase any Activity-Based Stock or AMA-Based Stock required to support new transactions that a Member enters into with the FHLBNY beginning on the Effective Date. Any institution that became a Member after November 12, 1999 but prior to the Effective Date must comply with the Minimum Stock Investment Requirement specified in this Capital Plan as of the Effective Date, and as such cannot exercise this option.

8.1.1.2	Member Notification of Intent to Withdraw

Members will be informed that written notice of the Member’s intent to withdraw from Membership must be received by the Finance Board and the FHLBNY no later than the Opt-Out Date. The Membership of a Member whose written notice of intent to withdraw from Membership is received by the Finance Board and the FHLBNY on or before the

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Opt-Out Date shall terminate at the earlier of (i) the Effective Date or (ii) six months after the Member’s written notice of intent to withdraw was received by the Finance Board and the FHLBNY, and such Member’s Bank Stock shall be redeemed and retired and shall not be exchanged for Capital Stock.

Notwithstanding the preceding sentence, if an institution described in the preceding sentence continues to have transactions outstanding with the FHLBNY on the Effective Date that are subject to an Activity-Based Stock Purchase Requirement, all shares of such institution’s Bank Stock shall be exchanged for shares of Activity-Based Stock in accordance with the applicable provisions of Section 8.1.2 of the Capital Plan. Any such institution shall be deemed to have consented to the provisions of the Capital Plan, including, but not limited to, the exchange described in the preceding sentence. The Stock Redemption Period for the Activity-Based Stock issued to such an institution in exchange for shares of Bank Stock that the Member held as of the date that its notice of intent to withdraw is received will be deemed to commence on the date that the notice to withdraw is received by the Finance Board and the FHLBNY. If such an institution acquires or receives any additional shares of Bank Stock after the date its notice of withdrawal is received by the Finance Board and the FHLBNY and before the Effective Date, the Stock Redemption Period for the Activity-Based Stock issued to such institution in exchange for such Bank Stock will be deemed to commence on the date such shares of Bank Stock were acquired or received. If such an institution acquires or receives any shares of Capital Stock on or after the Effective Date, the Stock Redemption Period for such shares shall commence on the date such shares of Capital Stock were acquired or received.

On and after the Effective Date such institution shall not be subject to a Membership Stock Purchase Requirement. To the extent that the Activity-Based Stock held by such an institution upon the Effective Date is not sufficient to satisfy the Activity-Based Stock Purchase Requirement applicable to such institution’s outstanding transactions with the FHLBNY such institution shall be required to purchase additional shares of Activity-Based Stock in order to satisfy the Activity-Based Stock Purchase Requirement and such institution shall be required to purchase additional shares of Activity-Based Stock necessary to comply with any adjustments in the Activity-Based Stock Purchase Requirement that occur while transactions remain outstanding. To the extent such an institution would not be subject to an Activity-Based Stock Purchase Requirement on the Effective Date, in the event that the FHLBNY reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by such an institution to the FHLBNY and the institution has failed to deliver additional collateral to resolve the existing or anticipated collateral deficiency to the FHLBNY’s satisfaction, upon redeeming the institution’s Bank Stock the FHLBNY shall remit the proceeds to a deposit account as collateral security for such obligations until all such obligations have been satisfied or the existing or anticipated deficiency is resolved to the FHLBNY’s satisfaction.

8.1.1.3	Affirmative Election to Exchange Shares

Any Member whose written notice of intent to withdraw from Membership is not received by the Finance Board and the FHLBNY on or prior to the Opt-Out Date shall be deemed to have affirmatively elected to exchange its existing Bank Stock to Capital Stock on the Effective Date pursuant to the Capital Plan.

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8.1.1.4	Notice of Intent to Withdraw after Opt-Out Date

In the event a Member that is deemed to have affirmatively elected to exchange its existing Bank Stock to Capital Stock files written notice of its intent to withdraw from Membership that is received by the Finance Board and the FHLBNY after the Opt-Out Date, the Stock Redemption Period for the Capital Stock issued to the Member in exchange for shares of Bank Stock that the Member held as of the date its notice of intent to withdraw is received will be deemed to commence on the date that the notice of intent to withdraw is received by the Finance Board and the FHLBNY. If a Member described in the preceding sentence acquires or receives any additional shares of the Bank Stock after the date its notice of withdrawal is received by the Finance Board and the FHLBNY and before the Effective Date, the Stock Redemption Period for the Capital Stock issued to the Member in exchange for such Bank Stock will be deemed to commence on the date that such shares of Bank Stock were acquired or received. If a Member described in the second preceding sentence acquires or receives any shares of Capital Stock on or after the Effective Date other than through the exchange occurring on the Effective Date, the Stock Redemption Period for such shares shall commence on the date such shares of Capital Stock were acquired or received.

8.1.1.5	Treatment of Former Members

With respect to any institution the Membership of which has terminated on or prior to the Effective Date other than by virtue of Section 8.1.1.2 of the Capital Plan that continues to hold Bank Stock, such Bank Stock shall be redeemed for cash and retired on or before the Effective Date and shall not be exchanged for Capital Stock.

Notwithstanding the preceding sentence, if an institution described in the preceding sentence continues to have transactions outstanding with the FHLBNY on the Effective Date that are subject to an Activity-Based Stock Purchase Requirement, all shares of such institution’s Bank Stock shall be exchanged for shares of Activity-Based Stock in accordance with the applicable provisions of Section 8.1.2 of the Capital Plan. Any such institution shall be deemed to have consented to the provisions of the Capital Plan, including, but not limited to, the exchange described in the preceding sentence. The Stock Redemption Period for the Activity-Based Stock issued to such an institution in exchange for shares of Bank Stock that the Member held as of the date of its termination from Membership will be deemed to commence on such date of termination. If such an institution acquires or receives any additional shares of Bank Stock after the date of its termination from Membership and before the Effective Date, the Stock Redemption Period for the Activity-Based Stock issued to such institution in exchange for such Bank Stock will be deemed to commence on the date such shares of Bank Stock were acquired or received. If such an institution acquires or receives any shares of Capital Stock on or after the Effective Date, the Stock Redemption Period for such shares shall commence on the date such shares of Capital Stock were acquired or received.

On and after the Effective Date such institution shall not be subject to a Membership Stock Purchase Requirement. To the extent that the Activity-Based Stock held by such an institution upon the Effective Date is not sufficient to satisfy the Activity-Based Stock Purchase Requirement applicable to such institution’s outstanding transactions with the FHLBNY such institution shall be required to purchase additional shares of Activity-Based Stock in order to satisfy the Activity-Based Stock Purchase Requirement and such institution shall be required to purchase additional shares of Activity-Based Stock necessary to comply with any adjustments in the Activity-Based Stock Purchase Requirement that occur while transactions remain outstanding. To the extent such an

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institution would not be subject to an Activity-Based Stock Purchase Requirement on the Effective Date, in the event that the FHLBNY reasonably determines that there is an existing or anticipated collateral deficiency related to any obligations owed by such an institution to the FHLBNY and the institution has failed to deliver additional collateral to resolve the existing or anticipated collateral deficiency to the FHLBNY’s satisfaction, upon redeeming the institution’s Bank Stock the FHLBNY shall remit the proceeds to a deposit account as collateral security for such obligations until all such obligations have been satisfied or the existing or anticipated deficiency is resolved to the FHLBNY’s satisfaction.

8.1.2	Plan of Reorganization

The following actions, which constitute the FHLBNY’s Plan of Reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, are to be taken in order to implement the Capital Plan.

8.1.2.1	Final Calculation of Initial Minimum Stock Investment Requirement
Each Member’s initial Minimum Stock Investment Requirement on the Effective Date will be calculated as follows:
•
The data used for the calculations of the Membership Stock Purchase Requirement calculations will be data from the immediately preceding December 31st, subject to the following exceptions: (1) If a Member has merged or consolidated with another Member between the immediately preceding December 31st and the Effective Date, then the Membership Stock Purchase Requirement of the surviving Member will be calculated as of the date when the two entities were combined, provided, however, that if the most recently available regulatory report of the surviving Member does not reflect the combination of the two entities, then the Membership Stock Purchase Requirement for the surviving Member will be calculated by adding together the most recently available regulatory report data for the disappearing Member and for the surviving Member. (2) If an entity becomes a Member between the immediately preceding December 31st and the Effective Date, then the Membership Stock Purchase Requirement for such new Member shall be calculated using data from the immediately preceding December 31st or the most recent call report data submitted by the entity as part of its Membership application, whichever is later.

•	The data used for the calculations of the Activity-Based Stock Purchase Requirement will be data from the close of business on the Calculation Date.
8.1.2.2	Exchange of Bank Stock for Capital Stock and Purchase of Additional Stock

On the Effective Date, prior to the opening of FHLBNY business, each Member’s existing Bank Stock, in an amount equal to the Member’s Membership Stock Purchase Requirement, shall automatically be exchanged on the FHLBNY’s books for shares of an equal amount of Membership Stock without any action on the part of the Member and such exchanged shares of Bank Stock shall be retired.

A Member whose investment in Bank Stock on the Effective Date is less than the Membership Stock Purchase Requirement for the Member on the Effective Date will, if the Member has not by prior notice exercised its option to meet its additional Membership Stock Purchase Requirement via the installment plan described in Section 8.1.1.1 of the

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Capital Plan, have its DDA Account debited in a dollar amount sufficient to purchase any additional Membership Stock required. The Par Value of any purchases of Membership Stock made as a result will be credited to the FHLBNY’s capital accounts in the Member’s name.

If the Member’s existing balance of Bank Stock exceeds the Member’s Membership Stock Purchase Requirement, the remaining balance of Bank Stock shall automatically be exchanged on the FHLBNY’s books for shares of an equal amount of Par Value of Activity-Based Stock without any action on the part of the Member and such exchanged shares of Bank Stock shall be retired. A Member whose investment in Activity-Based Stock after taking into account the exchange, if any, described in the preceding sentence is less than the Activity-Based Stock Purchase Requirement for the Member on the Effective Date will, if the Member has not by prior notice exercised its option to fully cover its Activity-Based Stock Purchase Requirement via the installment plan described in Section 8.1.1.1 of the Capital Plan, have its DDA Account debited in a dollar amount sufficient to purchase any additional Activity-Based Stock required. The Par Value of any purchases of Activity-Based Stock made as a result will be credited to the FHLBNY’s capital accounts in the Member’s name. To the extent that a Member following any exchange that occurs pursuant to this paragraph holds shares of Activity-Based Stock that are Excess Stock such shares shall be subject to repurchase by the FHLBNY in accordance with Section 2.2.3 of the Capital Plan.

8.1.3	Post-Transition Stock Purchases
After the Effective Date, any institution approved for Membership must comply with the Minimum Stock Investment Requirement in order to become a Member.

Any Member that initiates a business activity with the FHLBNY on or after the Effective Date for which Activity-Based Stock is required must comply with the Activity-Based Stock Purchase Requirement at the time the transaction occurs.

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9.	Reviews of the FHLBNY’s Capital Plan
The FHLBNY shall obtain the following reviews prior to the implementation of the Capital Plan:
9.1	Independent CPA Review

Prior to submitting its Capital Plan, the FHLBNY shall engage an independent certified public accountant to conduct a review of the Capital Plan to ensure, to the extent possible, that the implementation of the Capital Plan will not result in any write-down of the redeemable stock owned by its Members. A copy of the CPA’s report shall be provided to the FHFB along with the Capital Plan.

9.2	NRSRO Review

Prior to submitting its Capital Plan, the FHLBNY shall engage at least one NRSRO to conduct a review of the plan in order to determine, to the extent possible, that implementation of the Capital Plan will not have a material effect on the credit rating of the FHLBNY. A copy of the NRSRO’s report shall be provided to the FHFB along with the Capital Plan.

9.3	Internal Market Risk Model Review

The FHLBNY will obtain an independent validation of its internal market risk model or internal cash flow model from an independent third party.

The internal market risk model or internal cash flow model will be validated on an annual basis (or more frequently if required by the FHFB) by an independent third party.

Results of these validations shall be reviewed by the Board of Directors and provided promptly to the FHFB.

9.4	Internal Market Risk Model & Risk Management Procedure Approval by FHFB

The FHLBNY shall obtain FHFB approval of the internal market risk model or internal cash flow model used to calculate the market risk component of its risk-based capital requirement, including subsequent material adjustments to the model made by the FHLBNY, prior to the use of any such model. The FHLBNY shall make such adjustments to its model as may be directed by the FHFB. The FHLBNY shall also obtain FHFB approval for the risk assessment procedures and controls to be used to manage its credit, market and operations risks.

9.5	FHLBNY Determination Regarding the Capital Plan

Management of the FHLBNY has made a good faith determination that the FHLBNY will be able to implement the Capital Plan and that the FHLBNY will be in compliance with its Minimum Regulatory Capital Requirements on the Effective Date. An analysis of the FHLBNY’s projected capital position after implementation of the Capital Plan has been provided to the Finance Board.

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10.	Amendments to the Capital Plan and Notices
10.1	Amendments to the Capital Plan

Any amendment to the Capital Plan must be approved by the Board of Directors and submitted to the Finance Board. The effective date for any proposed amendment shall be contained in any request for approval that is submitted to the Finance Board. In order to become effective, any amendment to the Capital Plan must be approved by the Finance Board. The FHLNBY will transmit, send or give its Members notice in writing at least thirty days prior to the effective date of any amendment to the Capital Plan.

10.2	Notices Relating to the Capital Plan
10.2.1	Notices by the FHLBNY

Written notices transmitted, sent or given by the FHLBNY under this Capital Plan shall be addressed to the chief executive officer of the Member, or Other Institution, or such other person, designated by the Member, or Other Institution. Such written notices shall be directed to the postal address, physical address or fax number appearing in the FHLBNY’s records from time to time.

10.2.2	Notices to the FHLBNY

Written notices given to the FHLBNY in accordance with the provisions of the Capital Plan shall be addressed to the President of the FHLBNY and delivered to 101 Park Avenue, New York, NY, 10178 or sent via fax to a fax number to be provided on the FHLBNY’s web site, and shall be deemed to have been received by the FHLBNY in each case upon actual receipt by the FHLBNY. The FHLBNY may from time to time change the address or fax number at which it will receive such written notices by transmitting, sending or giving written notice to the Member, or Other Institution.

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Appendix I — Member Stock Purchase Requirements
(Note: This Appendix I to the Capital Plan is effective as of April 21, 2005. Call report locations set forth below are correct as of the above date, but are subject to change by the regulatory agencies.)
A.	Membership Stock Purchase Requirement
Each Member is required to purchase Membership Stock equal to the greater of (i) $1,000 or (ii) 0.20% of the Mortgage-related Assets held by the Member, as listed and described below:

Asset Description	FDIC Call Report Location
Home Equity Loans	RC-C 1.c.(1)
1 to 4 family Closed-end First Liens	RC-C 1.c.(2)(a)
1 to 4 family Closed-end Junior Liens	RC-C 1.c.(2)(b)
Multifamily (5+) Residential Loans	RC-C 1.d.
Nonfarm & Nonresidential Real Estate Loans	RC-C 1.e.
MBS Pass-Throughs:
GNMA Guaranteed	RC-B 4.a.(1) Column A + Column C
Issued by FNMA or FHLMC	RC-B 4.a.(2) Column A + Column C
Other Pass-Throughs	RC-B 4.a.(3) Column A + Column C
Other MBS
GSE-Issued or Guaranteed	RC-B 4.b.(1) Column A + Column C
Collateralized by GSE-Issued or Guaranteed	RC-B 4.b.(2) Column A + Column C
All Other	RC-B 4.b.(3) Column A + Column C

Asset Description	OTS Thrift Financial Report Location
Mortgage Loans:
1 to 4 family Closed-End 1st Liens	SC254
1 to 4 Family Closed-End Junior Liens	SC255
1 to 4 family Revolving, Open-End	SC251
Multifamily (5 or More Units)	SC256
Nonresidential Property, Excluding Land	SC260
MBS Pass-Throughs:
GSE-Insured or Guaranteed	SC210
Other	SC215
Other MBS:
GSE Issued or Guaranteed	SC217
Collateralized by GSE Issued or Guaranteed	SC219
Other	SC222

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Asset Description	NCUA Call Report Location
First Mortgage Real Estate Loans	Assets: line 18	Acct Code: 703
Other Real Estate Loans/Lines of Credit	Assets: line 19	Acct Code: 386
Mortgage Pass-through Securities	Schedule C: line 13	Acct Code: 732
CMOs/REMICs	Schedule C: line 14	Acct Code: 733
Other Types of Institutions
Members not filing an FDIC or NCUA Call Report or an OTS Thrift Financial Report will be required to file with the Bank an annual, year-end information statement regarding holdings of Mortgage-related Assets using the FDIC Call Report definitions.
B.	Activity-Based Stock Purchase Requirement
Each Member is required to purchase Activity-Based Stock in the following amounts:
1.	Advances

Members are required to purchase Activity-Based Stock equal to 4.50% of the dollar amount of any outstanding advances under the Advances Agreement.

2.	Acquired Member Assets

Members are required to purchase Activity-Based Stock equal to 4.50% of the outstanding principal balance of the Acquired Member Assets originated for or sold to the FHLBNY by a Member that remain on the FHLBNY’s balance sheet plus the principal amount of delivery commitments issued to the Member by FHLBNY for Acquired Member Assets to be held on the FHLBNY’s balance sheet, provided that the outstanding principal balance of Acquired Member Assets originated for or sold to the FHLBNY by a Member that are on the FHLBNY’s balance sheet as of the Calculation Date will not be subject to this requirement.

3.	Off-Balance Sheet Items

Members are required to purchase Activity-Based Stock equal to the credit equivalent amount of any off-balance sheet items listed in Section 932.4(f), Table 2 of the Regulations which the FHLBNY has transacted on a Member’s behalf and which are continuing, excluding the principal amount of delivery commitments issued to the Member by FHLBNY for Acquired Member Assets, multiplied by zero.

4.	Derivative Contracts

Members are required to purchase Activity-Based Stock equal to 0% of the carrying value on the FHLBNY’s balance sheet of Derivative Contracts between the Member and FHLBNY, as determined by FHLBNY under GAAP.

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